Exhibit 10.12

                              AMENDED AND RESTATED
                        FINANCING AND SECURITY AGREEMENT

     THIS AMENDED AND RESTATED FINANCING AND SECURITY AGREEMENT (the "Agreement") is made this 29th day of March 1999, by and among (i) FTI
CONSULTING, INC., a Maryland corporation, formerly known as Forensic Technologies International Corporation (the "Company"), (ii) the Subsidiaries signing this Agreement and any Subsidiaries now or hereafter parties to this Agreement (the "Subsidiaries"; together with the Company, being called collectively the "Borrowers" and individually, a "Borrower") and (iii) NATIONSBANK, N.A., a national banking association, its successors and assigns, as Agent (the "Agent") for itself and its participants (the Agent together with such participants, each being called a "Lender" and collectively, the "Lenders").

                                    RECITALS

     A. The Agent and the Lenders have provided a line of credit to the Borrowers as evidenced by that certain Financing and Security Agreement dated as of September 15, 1998 (the "Original Financing Agreement"). The Borrowers have requested that the Agent and the Lenders revise certain terms of the Original Financing Agreement and the Agent, the Lenders and the Borrowers have agreed to amend and restate the Original Financing Agreement in its entirety pursuant to this Agreement

     B. Pursuant to this Agreement, the Agent and the Lenders have agreed to provide the Borrowers with a revolving credit facility in the maximum principal amount of Twenty Seven Million Dollars ($27,000,000) up to Five Million Dollars ($5,000,000) of which the Borrowers may use for working capital needs and for general corporate purposes (the "Working Capital Advances"), and the balance may be used to repay the costs of the Seller Notes issued by the Company in connection with the Acquisitions made by the Company pursuant to the Original Financing Agreement.

                                   AGREEMENTS

     NOW, THEREFORE, in consideration of the premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, each Subsidiary, the Agent and the Lenders hereby agree to restate the Original Financing Agreement in its entirety as follows:

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I    DEFINITIONS

     SECTION 1.1 Certain Defined Terms. As used in this Agreement, the terms defined in the Preamble and Recitals hereto shall have the respective meanings specified therein, and the following terms shall have the following meanings:

          "Account" individually and "Accounts" collectively mean all presently existing or hereafter acquired or created accounts, accounts receivable, contract rights, notes, drafts, instruments, acceptances, chattel paper, leases and writings evidencing a monetary obligation or a security interest in or a lease of goods, all rights to receive the payment of money or other consideration under present or future contracts (including, without limitation, all rights to receive payments under presently existing or hereafter acquired or created letters of credit), or by virtue of merchandise sold or leased, services rendered, loans and advances made or other considerations given, by or set forth in or arising out of any present or future chattel paper, note, draft, lease, acceptance, writing, bond, insurance policy, instrument, document or general intangible, and all extensions and renewals of any thereof, all rights under or arising out of present or future contracts, agreements or general interest in merchandise which gave rise to any or all of the foregoing, including all goods, all claims or causes of action now existing or hereafter arising in connection with or under any agreement or document or by operation of law or otherwise, all collateral security of any kind (including real property mortgages) given by any person with respect to any of the foregoing and all proceeds (cash and non-cash) of the foregoing.

          "Account Debtor" means any Person who is obligated on an Account and "Account Debtors" mean all Persons who are obligated on the Accounts.

          "Additional LIBOR Rate Percentage" shall have the meaning set forth in the Revolving Note.

          "Additional Prime Rate Percentage" shall have the meaning set forth in the Revolving Note.

          "Affiliate" means, with respect to any Borrower, any Person, directly or indirectly controlling, directly or indirectly controlled by, or under direct or indirect common control with the Company or any Subsidiary, as the case may be.

          "Acquisitions" means the purchase by the Company of all of the outstanding stock of each of the following companies: (i) S.E.A., Inc., ("SEA"),
(ii) Kahn Consulting, Inc. ("KAHN") and KCI Management Corp. ("KCI").

          "Agreement" means this Financing and Security Agreement and all amendments, modifications and supplements hereto which may from time to time become effective in


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accordance with the provisions of Section 12.10 hereof.

          "Assets" means, at any time, all assets that should, in accordance with GAAP consistently applied, be classified as assets on a consolidated balance sheet of the Company and its Subsidiaries.

          "Banking Day" shall mean any day that is not a Saturday, Sunday or banking holiday in the State of Maryland

          "Base LIBOR Rate" means with respect to any Interest Period pertaining to a LIBOR Loan, the rate per annum equal to the London Interbank Offered Rate for thirty (30), sixty (60) ninety (90) or one hundred eighty (180) day deposits in United States Dollars in an amount approximately equal to the amount for which said rate is to be set as 11:00 a.m. (London, time), as adjusted for Federal Reserve Board reserve requirements and similar assessments, if any, imposed upon the Agent.

          "Chattel Paper" means a writing or writings which evidence both a monetary obligation and a security interest in or lease of specific goods; any returned, rejected or repossessed goods covered by any such writing or writings and all proceeds (in any form including, without limitation, accounts, contract rights, documents, chattel paper, instruments and general intangibles) of such returned, rejected or repossessed goods; and all proceeds (cash and non-cash) of the foregoing.

          "Closing Date" shall mean the Banking Day, in any event not later than March 31, 1999, on which the Agent shall be satisfied that the conditions precedent set forth in Article VI have been fulfilled.

          "Collateral" means all property of the Borrowers subject from time to time to the Liens of this Agreement, the Security Documents and the other Financing Documents, including but not limited to, all Accounts, Chattel Paper, Documents, Equipment, General Intangibles, Instruments and Inventory (whether or not designated with initial capital letters), as those terms are defined in the Uniform Commercial Code as presently adopted and in effect in the State and shall also cover, without limitation, (i) any and all property specifically included in those respective terms in this Agreement or in the Financing Documents and (ii) all proceeds (cash and non-cash, including, without limitation, insurance proceeds) of the foregoing.

          "Collection" means each check, draft, cash, money, instrument, item, and other remittance in payment or on account of payment of the Accounts or otherwise with respect to any Collateral, including, without limitation, cash proceeds of any returned, rejected or repossessed goods, the sale or lease of which gave rise to an Account, and other proceeds of Collateral; and "Collections" means the collective reference to all of the foregoing.


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



          "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 414(b) or (c) of the Internal Revenue Code.

          "Current Assets" means at any date, the amount which, in conformity with GAAP, would be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Company and its Subsidiaries.

          "Current Liabilities" means at any date, the amount which, in conformity with GAAP, would be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Company and its Subsidiaries, excluding all amounts outstanding under the Revolving Loan.

          "Current Ratio" means the ratio of (a) Current Assets to (b) Current Liabilities.

          "Daily LIBOR Rate" shall mean a fluctuating rate of interest equal to the one (1) month rate of interest (rounded upwards, if necessary to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the one
(1) month London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) on the second preceding Banking Day, as adjusted from time to time in the Lender's sole discretion for then-applicable reserve requirements, deposit insurance assessment rates and other regulatory costs. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean the fluctuating rate of interest equal the one (1) month rate of interest (rounded upwards, if necessary to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the one (1) month London interbank offered rate for deposits in dollars at approximately 11:00 a.m. (London time) on the second preceding Banking Day, as adjusted from time to time in Lender's sole discretion for then applicable reserve requirements, deposit insurance assessment rates and other regulatory costs; provided, however, if more than one (1) rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

          "Daily LIBOR Loan" means any Loan for which interest on all or a portion of the outstanding principal thereof is to be computed with reference to the Daily LIBOR Rate.

          "Default" has the meaning described in Article IX.

          "Default Rate" means the default rate of interest set forth in the Revolving Note.

          "Documents" means all documents and documents of title, whether nor existing or hereafter acquired or created, and all proceeds (cash and non-cash of the foregoing).

          "Dollars" means dollars in lawful currency of the United States of America.


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



          "EBITDA" means as to the Company and its Subsidiaries for any period of determination thereof, the sum of (a) the net profit (or loss) determined in accordance with GAAP consistently applied, plus (b) interest expense and tax expense for such period, plus (c) depreciation and amortization of assets for such period. EBITDA shall be calculated on a trailing twelve (12) month basis, taking into account any Person acquired in an Acquisition during such twelve
(12) month period and adjusting for officer compensation which was eliminated from the Person so acquired, provided the Lender has received evidence satisfactory to Lender with respect to changes and compensation.

          "EBITDAR" means as to the Company and its Subsidiaries for any period of determination thereof, the sum of (a) EBITDA, plus (b) rent expense for such period.

          "Enforcement Costs" shall mean all expenses, charges, costs and fees whatsoever (including, without limitation, reasonable outside attorney's fees and expenses) of any nature whatsoever paid or incurred by or on behalf of the Agent in connection with (a) the collection or enforcement of any or all of the Obligations, (b) the preparation of or changes to this Agreement, the Note, the Security Documents and/or any of the other Financing Documents, (c) the creation, perfection, collection, maintenance, preservation, defense, protection, realization upon, disposition, sale or enforcement of all or any part of the Collateral, including, without limitation, those sums paid or advanced, and costs and expenses, more specifically described in Section 10.3, and (d) the monitoring, administration, processing, servicing of any or all of the Obligations and/or the Collateral.

          "Equipment" means all equipment, machinery, computers, chattels, tools, parts, machine tools, furniture, furnishings, fixtures and supplies of every nature, presently existing or hereafter acquired or created and wherever located, whether or not the same shall be deemed to be affixed to real property, together with all accessions, additions, fittings, accessories, special tools, and improvements thereto and substitutions therefor and all parts and equipment which may be attached to or which are necessary or beneficial for the operation, use and/or disposition of such personal property, all licenses, warranties, franchises and general intangibles related thereto or necessary or beneficial for the operation, use and/or disposition of the same, together with all Accounts, Chattel Paper, Instruments and other consideration received by the Borrower on account of the sale, lease or other disposition of all or any part of the foregoing, and together with all rights under or arising out of present or future Documents and contracts relating to the foregoing and all proceeds (cash and non-cash) of the foregoing.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Eurodollar Banking Day" means a Banking Day in which dealings in Dollars are carried out on the London interbank eurodollar market.


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



          "Event of Default" means an event which, with the giving of notice or lapse of time, or both, could or would constitute a Default under the provisions of this Agreement.

          "Fees" means the fees described in Sections 2.6 and 2.7 hereof.

          "Financing Documents" means at any time collectively and include this Agreement, the Notes, the Security Documents, the Warrant Documents and any other instrument, agreement or document previously, simultaneously or hereafter executed and delivered by any Borrower and/or any other Person, singly or jointly with another Person or Persons, evidencing, securing, guarantying or in connection with any of the Obligations and/or in connection with this Agreement, any Note, any of the Security Documents, the Loans and/or any of the Obligations.

          "Fixed Charge Coverage Ratio" means the ratio of (i) EBITDAR, less capital expenditures, to (ii) (a) the sum of interest expense, plus (b) required principal on Indebtedness (other than prepayments on the Revolving Loan) and capitalized leases scheduled and/or paid in the prior twelve (12) month period, plus (c) any payments required to be made under any non-compete or earn out agreements scheduled and/or paid in the prior twelve (12) month period, plus (d) rent expense, plus (e) income tax expense for such period, less (f) up to Ten Million Dollars ($10,000,000) scheduled to be paid to Kahn Consulting, Inc. in September of 1999.

          "Funded Debt" means for any period of determination thereof an amount equal to the sum of all Indebtedness for Borrowed Money (including, but not limited to senior debt, stockholder debt, subordinated debt, the value of all capitalized leases, all Seller Notes, all letters of credit issued on the account of the Company other than letters of credit which secure Seller Notes, and estimated liabilities under existing earn-out and/or non-compete agreements) all as determined on a consolidated basis.

          "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

          "General Intangibles" means all general intangibles of every nature, whether presently existing or hereafter acquired or created, including without limitation all books and records, claims (including without limitation all claims for income tax and other refunds), choses in action, contract rights, judgments, patents, patent licenses, trademarks, trademark licenses, licensing agreements, rights in intellectual property, goodwill (including goodwill of the Borrowers' business symbolized by and associated with any and all trademarks, trademark licenses, copyrights and/or service marks), royalty payments, licenses, contractual rights, rights as lessee under any lease of real or personal property, literary rights, copyrights, service names, service marks, logos, trade secrets, amounts received as an award in or settlement of a suit in damages, deposit accounts, interests in joint ventures or general or limited partnerships, rights in applications for any of the foregoing, books and records in whatever media (paper, electronic or



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otherwise)  recorded or stored,  with respect to any or all of the foregoing and all equipment and general intangibles necessary or beneficial desirable to retain, access and/or process the information contained in those books and records, and all proceeds (cash and non-cash) of the foregoing.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Hazardous Materials" means (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; (c) any substance the presence of which on any property now or hereafter owned or acquired by any Borrower is prohibited by any Law similar to those set forth in this definition; and (d) any other substance which by Law requires special handling in its collection, storage, treatment or disposal.

          "Hazardous Materials Contamination" means the contamination (whether presently existing or occurring after the date of this Agreement) by Hazardous Materials of any property owned, operated or controlled by any Borrower or for which any Borrower has responsibility, including, without limitation, improvements, facilities, soil, ground water, air or other elements on, or of, any property now or hereafter owned or acquired by any Borrower, and any other contamination by Hazardous Materials for which any Borrower is, or is claimed to be, responsible.

          "Indebtedness for Borrowed Money" of a Person, at any time shall mean the sum at such time of (a) indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b) any obligations of such Person in respect of letters of credit, banker's or other acceptances or similar obligations issued or created for the account of such Person, (c) lease obligations of such Person which have been or should be, in accordance with GAAP, capitalized on the books of such Person, (d) all liabilities secured by any Lien on any property owned by such Person, to the extent attached to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof, and (e) any obligation of such Person or a commonly controlled entity to a multiemployer plan (as those terms are used under applicable ERISA statutes and regulations), but excluding trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue or which are being disputed in good faith by such Person and for which adequate reserves are being provided on the books of such Person in accordance with GAAP.


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



          "Instrument" means a negotiable instrument (as defined under Article 3 of the Uniform Commercial Code), a "certificated security" (as defined under
Article 8 of the Uniform Commercial Code), or any other writing which evidences a right to payment of money and is not itself a security agreement or lease and is of a type which is in the ordinary course of business transferred by delivery with any necessary indorsement.

          "Interest Period" means (a) as to any LIBOR Loan the period commencing on and including the date of such Loan (or on the effective date of the election pursuant to Section 2.4 (e) by which such Loan became a LIBOR Loan) and ending on and including the day preceding the same day (or if there is no such same day, the date preceding the last day) in the first, second, third or sixth calendar month thereafter, as selected by the Borrowers in accordance with
Section 2.4(e), and thereafter such period commencing on and including the day immediately following the last day of the then ending Interest Period for such Loan and ending on and including the day preceding the day corresponding to the first day of such Interest Period (or if there is no such corresponding day, the day preceding the last day), in the first, second, third or sixth calendar month thereafter, as so selected by the Borrowers; provided, however, that if any such Interest Period would otherwise end on a day prior to a day that is not a Eurodollar Banking Day, it shall be extended so as to end on the day prior to the next succeeding Eurodollar Banking Day unless the same would fall in a different calendar month, in which case such Interest Period shall end on the day preceding the first Eurodollar Banking Day preceding such next succeeding Eurodollar Banking Day; and (b) as to any Daily LIBOR Rate Loan or any Prime Loan, the period commencing on and including the date of such Loan (or on the effective date of the election pursuant to Section 2.4(e) by which such Loan became a Daily LIBOR Rate Loan or a Prime Loan, as the case may be) and ending on and including the day preceding the day 30, 60, 90, or 180 days thereafter, as so selected by the Borrowers in accordance with Section 2.4 (e), and thereafter each period commencing on and including the day immediately following the last day of the then ending Interest Period for such Loan and ending on and including the day preceding the day 30, 60, 90 or 180 days thereafter, as so selected by the Borrowers; provided, however, that if any such Interest Period would otherwise end on a day prior to a day that is not a Banking Day, it shall be extended so as to end on the day prior to the next succeeding Banking Day.

          "Interest Rates" mean the Prime Rate, plus the Additional Prime Rate Percentage, the Daily LIBOR Rate, plus the Additional LIBOR Rate Percentage or the LIBOR Rate, plus the Additional LIBOR Rate Percentage, as applicable.

          "Inventory" means all inventory of the Borrowers and all right, title and interest of the Borrowers in and to all of its now owned and hereafter acquired goods, merchandise and other personal property furnished under any contract of service or intended for sale or lease, including, without limitation, all raw materials, work-in-progress, finished goods and materials and supplies of any kind, nature or description which are used or consumed in the Borrowers' business or are or might be used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise and other licenses, warranties,


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franchises, general intangibles, personal property and all documents of title or documents relating to the same and all proceeds (cash and non-cash) of the foregoing.

          "Items of Payment" means each check, draft, cash, money, instrument, item, and other remittance in payment or on account of payment of the Accounts or otherwise with respect to any Collateral, including, without limitation, cash proceeds of any returned, rejected or repossessed Goods, the sale or lease of which gave rise to an Account, and other proceeds or products of Collateral; and "Items of Payment" means the collective reference to all of the foregoing.

          "Law" or "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs, or decrees of any Governmental Authority or political subdivision or agency thereof, or any court or similar entity established by any thereof.

          "Lease Assignments" means those certain Collateral Assignments of Leases to be delivered by one or more of the Borrowers to the Agent pursuant to
Section 6.11 hereof of the Borrowers' leasehold interests in real property and any improvements thereon at the following locations: (a) 1401 K Street, N.W., Washington, D.C. 20005, (b) 2021 Research Drive, Annapolis, Maryland 21401, (c) 152 West 57th Street, Suite 4500, New York, New York 10019, (d) 7349 Worthington-Galena Road, Columbus, Ohio 43220, and (e) 333 W. Wacker Drive, Suite 600, Chicago, Illinois 60606.

          "Liabilities" means, at any time, all liabilities that should, in accordance with GAAP consistently applied, be classified as liabilities on a consolidated balance sheet of the Company and its Subsidiaries.

          "LIBOR Loan" means any Loan for which interest on all or a portion of the outstanding principal thereof is to be computed with reference to the LIBOR Rate.

          "LIBOR Rate" means, in respect to any LIBOR Loan, a rate per annum equal to the sum of the Base LIBOR Rate for the Interest Period for which interest is to be determined at the LIBOR Rate, plus the Additional LIBOR Rate Percentage with respect to the Loans.

          "Lien" means any mortgage, deed of trust, deed to secure debt, grant, pledge, security interest, assignment, encumbrance, judgment, lien or charge of any kind, whether perfected or unperfected, avoidable or unavoidable, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction, excluding the precautionary filing of any financing statement by any lessor in a true lease transaction, by any bailor in a true bailment transaction or by any consignor in a true consignment transaction under the Uniform Commercial Code of any jurisdiction or the


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



agreement to give any financing statement by any lessee in a true lease transaction, by any bailee in a true bailment transaction or by any consignee in a true consignment transaction.

          "Loan" means a Revolving Loan or a Swing Line Loan, and "Loans" mean all Revolving Loans and Swing Line Loans, collectively.

          "Loan Notice" has the meaning set forth in Section 2.4(e) hereof.

          "Material Adverse Effect" means a material adverse change in (i) the business operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, (ii) the ability of the Company and its Subsidiaries to repay the Obligations or otherwise perform their obligations under any of the Financing Documents, or (iii) the value of, or the ability of the Agent to realize upon, the Collateral.

          "Multiemployer Plan" shall mean a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Note" means the Revolving Promissory Note or the Swing Line Note, and "Notes" mean collectively the Revolving Promissory Note the Swing Line Note, and any other promissory notes which may from time to time evidence the Obligations.

          "Obligations" means all present and future debts, obligations, and liabilities, whether now existing or contemplated or hereafter arising, of any of the Borrowers to the Agent or any of the Lenders under, arising pursuant to, in connection with and/or on account of the provisions of this Agreement, the Notes, each Security Document, and any of the other Financing Documents, any of the Loans, including, without limitation, the principal of, and interest on, the Notes, late charges, fees charged with respect to any guaranty of any letter of credit, and also means all other present and future indebtedness, liabilities and obligations, whether now existing or contemplated or hereafter arising, of any of the Borrowers to the Agent or any of the Lenders of any nature whatsoever regardless of whether such debts, obligations and liabilities be direct, indirect, primary, secondary, joint, several, joint and several, fixed or contingent; and any and all renewals, extensions and rearrangements of any such debts, obligations and liabilities.

          "Overdraft" means any excess of debit entries over collected funds on deposit in any banking account of any Borrower.

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "Permitted Liens" means: (a) Liens for Taxes which are not delinquent or which the Agent has determined in the exercise of its sole and absolute discretion (i) are being diligently contested in good faith and by appropriate proceedings, (ii) such Borrower has the financial ability to pay, with all penalties and interest, at all times without materially and adversely affecting such Borrower, and (iii) are not, and will not be with appropriate filing, the giving of notice and/or the passage of time, entitled to priority over any Lien of the Agent; (b) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance in the ordinary course of business; (c) Liens in favor of the Agent;
(d) judgment Liens to the extent the entry of such judgment does not constitute an Event of Default under the terms of this Agreement or result in the sale of, or levy of execution on, any of the Collateral; (f) purchase money security interest permitted under Section 8.01 hereof, (g) liens of carriers, warehouses, mechanics and landlords incurred in the ordinary course of business, (h) Liens currently securing the Subordinated Debt, and (i) such other Liens, if any, as are set forth on EXHIBIT C attached hereto and made a part hereof.

          "Person" shall mean and include an individual, a corporation, a partnership, a joint venture, a trust, an unincorporated association, a government or political subdivision or agency thereof or any other entity.

          "Pledge Agreement" means those certain Amended and Restated Pledge and Security Agreements of even date herewith, from the Company in favor of the Agent for the benefit of the Lenders, as the same may be amended, replaced or modified from time to time.

          "Prime Loan" means any Loan for which interest on all or a portion of the outstanding principal thereof is to be computed with reference to the Prime Rate.

          "Prime Rate" means the prime rate charged by the Agent as fixed by management of the Agent for the guidance of its loan officers, whether or not such rate is otherwise published or announced. The Prime Rate is not necessarily the lowest rate of interest charged by the Agent to borrowers.

          "Reportable Event" shall mean any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.

          "Required Lenders" means at any time the Lenders holding at least seventy-five percent (75.0%) of the then aggregate unpaid principal amount of the Loans held by the Lenders, or, if no such principal amount is then outstanding, the Lenders having at least seventy-five percent (75.0%) of the Revolving Loan Committed Amount.

          "Responsible Officer" means the chief executive officer of the Company or the president of the Company or, with respect to financial matters, the chief financial officer of the Company.

          "Revolving Loan Committed Amount" means Twenty Seven Million Dollars, and includes all amounts advanced under the Swing Line Loans.

          "Revolving Loan" and "Revolving Loans" have the meanings  described in
Section 2.1(a).

          "Revolving  Promissory  Note" has the  meaning  described  in  Section
2.1(c).

          "Revolving Loan Account" has the meaning described in Section 2.4.

          "Security Agreement" means that certain security agreement for intellectual property dated the date hereof from the Company for the benefit of the Agent and the Lenders, as the same may from time to time be amended, restated, supplemented or otherwise modified.

          "Security Documents" shall mean collectively any assignment, pledge agreement, security agreement, mortgage, deed of trust, deed to secure debt, financing statement and any similar instrument, document or agreement under or pursuant to which a Lien is now or hereafter granted to, or for the benefit of, the Agent on any collateral to secure the Obligations, as the same may from time to time be amended, restated, supplemented or otherwise modified, including, but not limited to the Pledge Agreements, the Security Agreement and the Lease Assignments.

          "Seller Notes" shall mean the promissory notes from the Company and more fully described in Schedule A attached hereto.

          "Senior Management" shall be deemed to refer to the following executive positions: President, CEO, Chairman of the Board, Chief Operating Officer and Chief Financial Officer.

          "State" means the State of Maryland.

          "Subsidiary" means the subsidiaries set forth on the signature page to this Agreement, and any corporation the majority of the voting shares of which at the time are owned directly by the Company and/or by one or more Subsidiaries of the Company.

          "Subordinated Debt" means that certain Indebtedness for Borrowed Money of the Company in favor of Allied Capital Corporation and Allied Investment Corporation, in an aggregate face principal amount of Thirteen Million Dollars ($13,000,000).

          "Subordinated Debt Loan Documents" means any and all promissory notes, agreements, documents or instruments now or at any time evidencing, securing,
guarantying  or  otherwise   executed  and  delivered  in  connection  with  the
Subordinated Debt, as the same may from time to time be amended, restated, supplemented or modified.

          "Subordinated Indebtedness" means the Seller Notes, the Subordinated Debt and all other Indebtedness incurred at any time by the Borrowers, the repayment of which is subordinated to the Obligations by a written agreement in form and substance satisfactory to the Lender in its sole and absolute discretion.

          "Subordination Agreement" means that certain Subordination Agreement by and among Allied Capital Corporation and Allied Investment Corporation, the Borrowers in favor of the Lender, as the same may be from time to time amended, restated, supplemented or modified.

          "Swing Line Loans" means loans made pursuant to Section 2.3 hereof.

          "Swing Line Note" has the meaning described in Section 2.3(a) hereof.

          "Taxes" mean all taxes and assessments whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character (including all penalties or interest thereon), which at any time may be assessed, levied, confirmed or imposed by any Governmental Authority on any Borrower or any of its properties or assets or any part thereof or in respect of any of its franchises, businesses, income or profits.

          "Uniform Commercial Code" means, unless otherwise provided in this Agreement, the Uniform Commercial Code as adopted by and in effect from time to time in the State.

          "Warrant Documents" means that stock purchase warrant of even date herewith from the Company in favor of the Agent, together with all exhibits and instruments delivered therewith, as the same may be from time to time amended, restated, supplemented or modified.

          "Wholly Owned Subsidiary" means any domestic United States corporation all the shares of stock of all classes of which (other than directors' qualifying shares) at the time are owned directly or indirectly by the Company and/or by one or more Wholly Owned Subsidiaries of the Company.

     SECTION 1.2 Accounting Terms and Other Definitional Provisions. Unless otherwise defined herein, as used in this Agreement and in any certificate, report or other document made or delivered pursuant hereto, accounting terms not otherwise defined herein, and accounting terms only partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP. Unless otherwise defined herein, all terms used herein which are defined by the Maryland Uniform Commercial Code shall have the same meanings as assigned to them by the Maryland Uniform Commercial Code unless and to the extent varied by this Agreement. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are references to sections or subsections of, or schedules or exhibits to, as the case may be, this Agreement unless otherwise specified. As used herein, the singular number shall include the plural, the plural the singular and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require. Reference to any one or more of the Financing Documents and any of the Financing Documents shall mean the same as the foregoing may from time to time be amended, restated, substituted, extended, renewed, supplemented or otherwise modified.

II   BORROWING

     SECTION 2.1 The Revolving Loan

          (a) The Lenders agree to lend to the Borrowers and the Borrowers jointly and severally agree to borrow on a revolving basis from time to time the principal amount outstanding (the "Revolving Loan") not to exceed at any time Twenty Seven Million Dollars ($27,000,000).

          (b) The joint and several obligation of the Borrowers to repay the advances under the Revolving Loan shall be evidenced by the Borrowers' Amended and Restated Revolving Promissory Note of even date herewith (the "Revolving Promissory Note") payable to the Agent in the form attached hereto as EXHIBIT A. The Revolving Promissory Note shall bear interest and shall be repaid by the Borrowers in the manner and at the times set forth in the Revolving Promissory Note.

          (c) The Borrowers may prepay the principal sum outstanding on the Revolving Loan only in accordance with the terms of the Revolving Note. Sums borrowed and repaid may be readvanced under the terms and conditions of this Agreement.

          (d) The proceeds of the Revolving Loan shall be used by the Borrowers for the purposes set forth in Recital B above, and, unless prior written consent of the Lenders is obtained, for no other purpose.

     SECTION 2.2 Revolving Loan Procedure. The Borrowers hereby irrevocably authorize the Agent and each of the Lenders to make advances under the Revolving Loan at any time and from time to time, without further request from or notice to the Borrowers, which the Agent, in its sole and absolute discretion, deems necessary or appropriate to protect the Agent's interests under this Agreement or otherwise, including, without limitation, advances made to cover Overdrafts, principal of, and/or interest on, any Loans, fees, and/or Enforcement Costs, prior to, on, or after the termination of this Agreement, regardless of whether the aggregate amount of the advances which the Agent may make hereunder exceeds the Revolving Credit Committed Amount. The Agent and each Lender shall have no obligation whatsoever to make any advance under this subsection and the making of one or more advances under this subsection shall not obligate the Agent or any Lender to make other similar advance or advances. Any such advances will be secured by the Collateral.

     SECTION 2.3 Swing Line Loans.

          (a) Upon the terms and subject to the conditions hereof, and in reliance upon the representations and warranties herein set forth, NationsBank, N.A. ("NationsBank") agrees to make a loan or loans to the Borrowers (each a "Swing Line Loan" and collectively, the "Swing Line Loans"), which Swing Line Loans (i) shall accrue interest at the Prime Rate, plus the Additional Prime Rate Percentage or the Daily LIBOR Rate, plus the Additional LIBOR Rate Percentage, (ii) may be repaid and reborrowed in accordance with the provisions hereof; (iii) shall not exceed in aggregate principal amount at any time outstanding the amount of the Revolving Loan Committed Amount minus the aggregate principal amount of all Revolving Loans then outstanding; (iv) shall not exceed One Million Dollars ($1,000,000.00) in aggregate principal amount at any time outstanding; and (v) shall not be made after NationsBank has received written notice from any Lender that a Default or Event of Default has occurred and is continuing. The Swing Line Loans shall be evidenced by a Note in the form of Exhibit D attached hereto.

          (b) On any Banking Day, NationsBank may, in its sole discretion, give notice to the Agent and the Lenders (other than NationsBank) that its outstanding Swing Line Loans shall be funded with a borrowing of Revolving Loans (provided that each such notice shall be deemed to have been automatically given upon the occurrence of an Event of Default), in which case a borrowing of Revolving Loans constituting Revolving Loans at the Prime Rate, plus the Additional Prime Rate Percentage or the Daily LIBOR Rate, plus the Additional LIBOR Percentage, shall be made on the immediately succeeding Banking Day by all of the Lenders ratably based upon each Lender's percentage of the Revolving Loans, and the proceeds thereof shall be applied directly to repay NationsBank for such outstanding Swing Line Loans. Each Lender hereby irrevocably agrees to make Revolving Loans upon one (1) Banking Day's notice in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Agent notwithstanding (i) that the amount of such borrowing may not comply with the minimum borrowing amounts otherwise required hereunder, (ii) whether any conditions specified in Article VI are then satisfied, (iii) whether a Default or Event of Default has occurred and is continuing, and (iv) any reduction in the Revolving Loan Committed Amount after any such Swing Line Loans were made. In the event that any borrowing pursuant to this Section 2.3 cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of any insolvency proceeding in respect of any Borrower), each Lender (other than NationsBank) hereby agrees that it shall forthwith purchase from NationsBank (without recourse or warranty) such assignment of the outstanding Swing Line Loans as shall be necessary to cause the Lenders to share in such Swing Line Loans ratably based upon their respective percentages of the Revolving Loans, provided that all interest payable on the Swing Line Loans shall be for the account of NationsBank until the date the respective Revolving Loan is purchased and, to the extent attributable to the purchased Revolving Loan, shall be payable to the Lender purchasing such Revolving Loan from and after such date of purchase.

          (c) Whenever the Borrower desires to borrow a Swing Line Loan hereunder, it shall deliver to NationsBank irrevocable notice thereof (which notice may be in writing or by telecopy, telex or telegraph, or by telephone, if immediately confirmed in writing, substantially in the form of a Loan Notice) not later than 11:00 a.m., Eastern Time, on the proposed borrowing date. Such notice shall specify (i) the date of such borrowing and (ii) the amount of the Swing Line Loan.

     SECTION 2.4 Interest.

          (a) Interest Rates. Until the date on which the principal is due (at stated maturity, on acceleration or otherwise), interest on all or any portion of the outstanding principal balance of the Revolving Loans shall accrue for each day at either the Prime Rate, plus the Additional Prime Rate Percentage for such day, or for Working Capital Advances only if elected by the Borrowers, the Daily LIBOR Rate, plus the Additional LIBOR Rate Percentage, or for any advances, the LIBOR Rate, plus the Additional LIBOR Rate Percentage for the Interest Period which includes such day, all as elected and specified (including specification as to length of Interest Period, as permitted by the definition of that term, with respect to any election of the LIBOR Rate) by the Borrowers in a Loan Notice to the Agent in accordance with Subsection (e) hereof. Advances accruing interest at the LIBOR Rate shall be in minimum amounts of $100,000 and increments of $100,000.

     After the date on which principal is due (at stated maturity, on acceleration or otherwise), interest on the outstanding principal balance of any Loan shall accrue at the Default Rate until such principal is paid in full and shall be jointly and severally payable by the Borrowers upon demand by the Agent.

          (b) Determination of Interest Rates. Upon request of the Borrowers, the Agent shall, as soon as practicable, notify the Borrowers and the Lenders of each determination of a LIBOR Rate, provided that any failure to do so shall not relieve the Borrowers of any liability hereunder. Each determination of an Interest Rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. The Agent shall, at the request of the Borrowers or any Lender, deliver to the Borrowers or such Lender, as the case may be, a statement showing the quotations used by the Agent in determining any Interest Rate pursuant hereto.

          (c) Inability to Determine LIBOR Rate. In the event that (i) the Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the London interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate for any requested Interest Period with respect to a Loan that the Borrowers have requested be made or converted as a LIBOR

Loan, or (ii) the Required Lenders shall determine and notify the Agent of such determination (which determination shall be conclusive and binding upon the Borrowers) that the rates quoted by the Agent for the purpose of computing the LIBOR Rate for any requested Interest Period with respect to a Loan that the Borrowers have requested be made or converted as a LIBOR Loan do not adequately and fairly reflect the cost to such Lenders of funding or converting such Loan, the Agent shall forthwith give notice of such determination to the Borrowers and each Lender at least one day prior to the proposed date for funding or converting such LIBOR Loan. If such notice is given, any requested LIBOR Loan shall be made or converted as a Prime Loan having an Interest Period of thirty
(30) days. Until such notice has been withdrawn by the Agent, the Borrowers will not request that any Loan be made or converted as a LIBOR Loan.

          (d) Election of Interest Rates. By a proper and timely Loan Notice in accordance with Subsection (e) hereof, the Borrowers shall select the initial Interest Rate to be charged on Revolving Loans disbursed on the Closing Date and from time to time thereafter the Borrowers may elect, by a proper and timely Loan Notice to the Agent in accordance with the provisions of Subsection (e) hereof, an initial Interest Rate for any Revolving Loan, or to convert the Interest Rate on any Revolving Loan to any other Interest Rate (including, when applicable, the selection of the Interest Period); provided that;

               (i) the Borrowers shall not select any Interest Period that extends beyond the maturity date of the Revolving Loan;

               (ii) except as otherwise provided in Subsection (e) hereof no such change from the LIBOR Rate to another Interest Rate shall become effective on a day other than the day, which must be a Banking Day, and, if such change involves a Loan upon which interest is, or will be, calculated at the LIBOR Rate, also a Eurodollar Banking Day, next following the last day of the Interest Period last in effect for such LIBOR Loan;

               (iii) the Interest Rate on Loans may differ among the Lenders only as provided in Subsections (c), (e) and Section 2.12 (Requirements of Law);

               (iv) any elections made by the Borrowers pursuant to this Section shall be in the amount of $100,000, plus any additional increment of $100,000;

               (v) notwithstanding anything herein to the contrary, the Borrowers may not under any circumstances make any election under this Section that would result in Loans outstanding at more than five (5) LIBOR Rates; and

               (i) the first day of each Interest Period as to a LIBOR Loan shall be a Eurodollar Banking Day.

          Each election by the Borrowers as between the Prime Rate, the Daily LIBOR Rate and the LIBOR Rate shall be made, as among the Lenders, pro rata in accordance with their respective proportionate shares, except as a variation from such prorationing may be required by virtue of termination as to a particular Lender of its Commitment to make LIBOR Loans, as contemplated by Subsection (d) hereof or by
Section 2.12 (Requirements of Law).

          In the absence of an election by the Borrowers of the LIBOR Rate, or, having made such election but the Borrowers fail or are not entitled under the terms of this Agreement to elect to continue such Interest Rate and specify the applicable Interest Period therefor, then upon the expiration of such then current Interest Period, interest on the Revolving Loan shall accrue for each day at the Prime Rate for such day, until the Borrowers, in accordance with this Section, elect a different Interest Rate and specify the Interest Period for the Revolving Loan.

          (e) Loan Notice. The Lenders will not be obligated to make Revolving Loans, convert the Interest Rate on Revolving Loans to another Interest Rate or to act upon any election by the Borrowers pertaining to Interest Rates or Interest Periods unless the Agent shall have received an irrevocable written notice (a "Loan Notice") from the Borrowers at the times and specifying the information as follows:

               (i) the amount to be borrowed, prepaid or converted,

               (ii) any election among the Prime Rate, the Daily LIBOR Rate or the LIBOR Rate,

               (iii) the requested date on which such election is to be effective, and

               (iv) the length of the Interest Period applicable to such Revolving Loans;

     Such Loan Notice (or telephone advice thereof promptly confirmed in writing) shall be received by the Agent prior to 11:00 a.m. (Washington, D.C.) time, at least;

               (i) four (4) Eurodollar Banking Days prior to the requested effective date of such election in the case of LIBOR Loans, and

               (ii) two (2) Banking Days prior to the requested effective date of such election in the case of Prime Loans or Working Capital Advances accruing interest at the Daily LIBOR Rate.

     Upon receipt of a Loan Notice, the Agent shall promptly notify each Lender of the contents thereof. Each Lender will make the amount of its proportionate share of any Revolving Loan to be made to the Borrowers.

          (f) Indemnity. The Borrowers jointly and severally agree to indemnify and reimburse each Lender and to hold such Lender harmless from any loss, cost (including administrative costs) or expense which such Lender may sustain or incur as a consequence of (a) Default by the Borrowers in payment when due of the principal amount of or interest on any LIBOR Loans of such Lender, (b) failure of the Borrowers to make, or convert the Interest Rate of, a Revolving Loan after the Borrowers have given (or are deemed to have given) a Loan Notice in accordance with Subsection (d) hereof, or (c) the making by the Borrowers of a prepayment of a LIBOR Loan on a day which is not the last day of the Interest Period with respect thereto, including, without limitation, any such loss or expense arising from the reemployment of funds obtained by such Lender to maintain its LIBOR Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained; provided, that such Lender will use its best efforts to redeploy such funds in a commercially reasonable manner. This covenant shall survive termination of this Agreement and payment of the Loans.

          (g) Payment of Interest.

               (i)  Interest  accruing  on any LIBOR Loan  during  any  Interest
     Period shall be jointly and severally payable by the Borrowers on the last Banking Day of such then current Interest Period; provided, however, that with respect to LIBOR Loans for which the Interest Period selected by the Borrowers pursuant to Subsection (c) hereof (Election of Interest Rates) is greater than three (3) months, interest shall be payable quarterly on the last Banking Day of such three month period with the first such three month period commencing on the first day of the applicable Interest Period with any remaining unpaid interest being due and payable on the last day of such Interest Period; provided further that all accrued interest on any LIBOR Loan converted or prepaid prior to the last Banking Day of the applicable Interest Period shall be paid immediately upon such prepayment or conversion.

               (ii) Interest accruing on Prime Loans shall be paid quarterly in arrears on the first day of each March, June, September and December, commencing June 1, 1999, and on the date the principal of such Loans shall be due (at stated maturity, on acceleration, or otherwise); provided, that all accrued interest on any Prime Loan converted or prepaid shall be paid immediately upon such prepayment or conversion.

     SECTION 2.5 Revolving Loan Account. The Agent will establish and maintain a loan account on its books (the "Revolving Loan Account") to which the Agent will
(a) debit (i) the principal amount of each Revolving Loan made by the Lenders hereunder as of the date made, (ii) the amount of any interest accrued on the Revolving Loans as and when due, and (ii) any other amounts due and payable by the Borrowers to the Agent from time to time under the provisions of this Agreement in connection with the Revolving Loans, including, without limitation, Enforcement Costs, Fees, late charges, and service, collection and audit fees, as and when due and payable, and (b) credit all payments made by the Borrowers to the Agent on account of the Revolving Loans as of the date made including, without limitation, funds credited to the Collateral Account and collected and paid to the Agent, the Agent reserving the right, exercised in its sole and absolute discretion from time to time, to provide earlier credit or to disallow credit for any Collection which is unsatisfactory to the Agent.

     The Agent may debit the Revolving Loan Account for the amount of any Collection which is returned to the Agent unpaid. All credit entries to the Revolving Loan Account are conditional and shall be readjusted as of the date made if final and indefeasible payment is not received by the Agent in cash or solvent credits. The Borrowers hereby jointly and severally promises to pay to the order of the Agent, on demand, an amount equal to the excess, if any, of all debit entries over all credit entries recorded in the Revolving Loan Account under the provisions of this Agreement.

     SECTION 2.6 Collateral Account. After the occurrence of and during the continuance of any Event of Default, the Borrowers will deposit or cause to be deposited to a bank account designated by the Agent and from which the Agent alone has power of access and withdrawal (the "Collateral Account") all Items of Payment. After the occurrence of and during the continuance of any Event of Default, the Borrowers shall deposit Items of Payment for credit to the Collateral Account not later than the next Banking Day after the receipt thereof, and in precisely the form received, except for the endorsements of the Borrowers where necessary to permit the collection of any such Items of Payment, which endorsement each of the Borrowers hereby agree to make. Pending such deposit to the Collateral Account, endorsement and/or other delivery thereof to the Agent, the Borrowers will not commingle any Items of Payment with any of its other funds or property, but will hold them separate and apart therefrom in trust and for the account of the Agent. The Agent is not, however, required to credit the Collateral Account for the amount of any Collection which is unsatisfactory to the Agent. In addition, the Borrowers shall, if so directed by the Agent, after the occurrence of and during the continuance of any Event of Default, establish a lock box to which Items of Payments may be sent and shall direct each Borrower's customers and others as the Agent may require to forward payments to that lock box. Items of Payment received in the lock box shall be deposited in the Collateral Account or as otherwise directed by the Agent from time to time.

     SECTION 2.7 Commitment Fee. The Borrowers jointly and severally agree to pay to the Agent for the ratable benefit of the Lenders on the first day of each three month period commencing after the date of this Agreement a commitment fee (computed on the basis of a year consisting of three hundred and sixty (360) days for the actual number of days elapsed) of one quarter of one percent (.25%) per annum on the daily average of the unused amount of the Revolving Loan.

     SECTION 2.8 Origination Fee. The Borrowers jointly and severally agree to pay the Agent an origination fee in the amount of Four Hundred Five Thousand Two Hundred Fifty Dollars ($405,250), of which one-quarter has been paid, and the balance of the fee ($303,750) is payable on the date of this Agreement. This fee is considered earned when paid and is not refundable

     SECTION 2.9 Transactions under this Agreement Between the Borrowers and the Agent. The Borrowers in the discretion of their respective management are to agree among themselves as to the allocation of the benefits of the proceeds of Loans and the purposes for which such benefits and proceeds will be used so long as any such allocation or purpose does not violate the provisions of this Agreement. The Borrowers hereby represent and warrant to the Agent and the Lenders that each of them will derive benefits, directly and indirectly, from each Loan, both in its separate capacity and as a member of the integrated group to which each of the Borrowers belong, since the successful operation of the integrated group is dependent upon the continued successful performance of the functions of the integrated group as a whole. For administrative convenience, the Company is hereby irrevocably appointed by each of the Borrowers as agent for each of the Borrowers for the purpose of requesting Loans hereunder from the Agent and the Lenders, receiving the benefits of such Loans and disbursing the proceeds of such Loans between the Borrowers. By reason thereof, the Company is hereby irrevocably appointed by each of the Borrowers as the attorney-in-fact of each of the Borrowers with power and authority through its duly authorized officer or officers to (a) endorse any check (if any) for the proceeds of any Loan for and on behalf of each of the Borrowers and in the name of each of the Borrowers, and (b) instruct the Agent to credit the proceeds of any Loan directly to a banking account of any of the Borrowers which shall evidence the making of such Loan and shall constitute the acknowledgment by each of the Borrowers of the receipt of the proceeds of such Loan. The Agent and the Lenders assume no responsibility or liability for any errors, mistakes, and/or discrepancies in the oral, telephonic, written or other transmissions of any instructions, orders, requests and confirmations between the Agent and the Borrowers in connection with any Loan or any other transaction in connection with the provisions of this Agreement.

     SECTION 2.10 Account Statements. Any and all periodic or other statements or reconciliations, and the information contained in those statements or reconciliations, of the Revolving Loan Account shall be presumed conclusively to be correct and shall constitute an account stated between the Agent, the Lenders and the Borrowers unless the Agent receives specific written objection thereto from the Company within thirty (30) Banking Days after such statement or reconciliation shall have been sent by the Agent.

     SECTION 2.11 Overdraft Advances. If, after the close of business on any Banking Day, any banking account of the Borrowers with the Agent is determined by the Agent to have an Overdraft, the Agent, in its sole discretion on each and any such occasion may (and is hereby irrevocably authorized by the Borrowers to), but is not obligated to, make an advance under the Revolving Loan to the Borrowers in a principal amount equal to any such Overdraft as of the close of business on such Banking Day. All Overdrafts shall be secured by the Collateral.

     SECTION 2.12 Requirements of Law.

          (a) In the event that any Laws, treaty, rule, regulation or determination of an arbitrator or a court or other Governmental Authority of any country or any change therein or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority:

               (i) does or shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any LIBOR Loans made by it, or change the basis of taxation of payments to such Lender of principal, commitment fee, interest or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of such Lender);

               (ii) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender which are not otherwise included in the determination of the LIBOR Rate hereunder;

               (iii) does or shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender of making, renewing or maintaining advances or extensions of credit or to reduce any amount receivable hereunder, in each case, in respect of its LIBOR Loans, then, in any such case, the Borrowers jointly and severally shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable which such Lender deems to be material as reasonably determined by such Lender with respect to such LIBOR Loans. If a Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall provide prompt notice thereof to the Borrowers, through the Agent, certifying (x) that one on the events described in this paragraph (a) has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Agent, to the Company shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          (b) In the event that any Lender shall have determined that the adoption of any Laws, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof or compliance by any Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority, does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrowers (with a copy to the Agent) of a written request therefor, the Borrowers jointly and severally shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; provided that the Borrowers shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date that such Lender notifies Borrowers of such Lender's intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect.

          (c) Notwithstanding subsections (a) and (b) above, if any Lender incurs the increased costs described in subsection (a) above or makes the determination described in subsection (b) above and all Loans of such Lender then outstanding and affected thereby shall be converted into Loans which are not affected thereby (if not otherwise prohibited under the terms of this Agreement).

          (d) Illegality. Notwithstanding any other provisions herein, if any Laws or any change therein or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain LIBOR Loans as contemplated by this Agreement, (i) the commitment of such Lender hereunder to make LIBOR Loans shall forthwith be canceled, and (ii) such Lender's Loans then outstanding as LIBOR Loans, if any, shall be repaid and made to Prime Loans (if not otherwise prohibited under the terms of this Agreement) at the option of the Borrowers in accordance with the election procedures set forth in Section 2.3(e); provided, however, that prior to the effective date of such election, interest shall be calculated at the Prime Rate. Any remaining commitment of such Lender hereunder to make LIBOR Loans (but not other Loans) shall terminate forthwith and borrowings from such Lender at a time when borrowings from the other banks are to be of LIBOR Loans shall be by way of Prime Loans as provided herein. Upon the occurrence of any such change, such Lender, acting through the Agent, shall promptly notify the Borrowers thereof, and shall furnish to the Borrowers in writing evidence thereof certified by such Lender.

          If any repayment to a Lender of any LIBOR Loan (including conversions thereof) is made under this Section 2.11 (d) on a day other than a day otherwise scheduled for a payment of principal of or interest on such Loan, the Borrowers jointly and severally shall pay to such Lender upon its request such amount or amounts as will compensate it for the amount by which the rate of interest on such Loan immediately prior to such repayment exceeds the stated rate of interest on relending or reinvesting the funds received in connection with such prepayment, in each case for the period from the date of such prepayment to the Banking Day next succeeding the last day of such then current Interest Period, all as determined by such Lender in its good faith discretion.

          (e) Pro Rata Treatment and Payments.

               (i) Each borrowing by the Borrowers under the Revolving Loans, each conversion by the Borrowers of applicable Interest Rates, each prepayment and (except as otherwise provided in Section 2.11 (d) (Illegality) shall be made pro rata in accordance with each Lender's applicable proportionate share. Unless otherwise specifically set forth among the provisions of this Agreement, all payments to be made by the Borrowers on account of the Obligations, including, without limitation, principal, interest and Fees shall be made and/or applied pro rata in accordance with the applicable proportionate share of each Lender.

               (ii) Each Lender will make the amount of its proportionate share of the Loans available to the Agent for the account of the Borrowers at the office of the Agent set forth in Section 12.11 hereof by 11:00 a.m. (Washington, D.C. time) in funds immediately available to the Agent on the Closing Date in the case of Loans to be disbursed on the Closing Date and in the case of Loans disbursed after the Closing Date, on the date specified in the Loan Notice made in connection therewith. Unless the Agent and the Borrowers shall have been notified in writing by any Lender prior to the date due that such Lender will not make its proportionate share of any borrowing on such date available to the Agent, the Agent may assume that such Lender has made such amount available to the Agent on such date and the Agent may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. If such amount is made available to the Agent on a date after such date, such Lender shall pay to the Agent on demand an amount equal to the product of (a) a fraction, the numerator of which is the daily average federal funds rate during such period as quoted by the Agent and the denominator of which is 360, times (b) the amount of such Lender's proportionate share of such borrowing, times (c) the number of days that elapse from and including such borrowing date to the date on which such Lender's proportionate share of such borrowing shall have become immediately available to the Agent. A certificate of the Agent submitted to any Lender with respect to any amounts owing hereunder shall be conclusive, absent manifest error. If such Lender's proportionate share of such borrowing is not in fact made available to the Agent by such Lender within three (3) Banking Days of such borrowing date, the Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to Revolving Loans accruing interest at the Prime Rate hereunder, on demand, from the Borrowers (without prejudice to the rights of the Borrowers against such Lender). Nothing herein shall be deemed to relieve any Lender from its obligation to fund its proportionate share of any borrowings hereunder or to prejudice any rights which the Borrowers may have against any Lender as a result of any default by such Lender hereunder. No Lender shall be responsible for any default of the other Lender in respect of the other Lender's obligation to make available its proportionate share of borrowings hereunder nor shall any Commitment of any Lender hereunder be increased as a result of such default of any other Lender. Each Lender shall be obligated only to the extent provided herein regardless of the failure of any other Lender to fulfill its obligations hereunder.

               (iii) All payments of the Obligations, including, without limitation, principal, interest and Fees, shall be paid by the Borrowers without setoff or counterclaim to the Agent on behalf of the Lender's at the Agent's office specified in Section 12.1 hereof in Dollars in immediately available funds not later than 12:00 noon (Washington, D.C.
     time) on the due date of such payment. All payments received by the Agent after such time shall be deemed to have been received by the Agent, for purposes of computing interest and Fees, as of the next following Banking Day. Promptly upon receipt thereof, the Agent shall distribute to each Lender in like funds such Lender's proportionate share of such payments. Unless the Agent shall have received notice from the Borrowers prior to the date on which any payment of any of the Obligations is due to the Agent that the Borrowers will not make such payment in full, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the interest rate applicable at the time to the obligation in respect of which payment is due. The Agent shall send the Borrowers statements of all amounts due hereunder for interest, principal and Fees, etc., which statements shall be considered correct and conclusively binding on the Borrowers unless the Borrowers notify the Agent to the contrary within thirty (30) days of their receipt of any statement that they deem to be incorrect. Alternatively, at its sole discretion, each of the Banks may charge any deposit account of either or both of the Borrowers with all or any part of any amount due hereunder.

               (iv) If any Lender makes a new Loan on a day on which the Borrowers are to repay all or any part of any outstanding Loan from such Bank, such Lender shall apply the proceeds of its new Loan to make such repayment, and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Lender to the Agent as provided above in this Section or remitted by the Borrowers to the Agent as provided above in this Section.

III  COLLATERAL

     As security for the payment of all of the Obligations, the Borrowers hereby assign, grant and convey to the Agent for the ratable benefit of each Lender and agrees that the Agent and each Lender shall have a perfected, continuing security interest in all of the Collateral. The Borrowers further agree that the Agent for the ratable benefit of each Lender shall have in respect the Collateral all of the rights and remedies of a secured party under the Maryland Uniform Commercial Code and under other applicable Laws and Security Documents, as well as those provided in this Agreement. The Borrowers covenant and agree to execute and deliver such financing statements and other instruments and filings as are necessary in the opinion of the Agent to perfect such security interest. Notwithstanding the fact that the proceeds of the Collateral constitute a part of the Collateral, the Borrowers may not dispose of the Collateral, or any part thereof, other than in the ordinary course of its business or as otherwise may be permitted by this Agreement.

IV   UNCONDITIONAL OBLIGATIONS

     The joint and several payment and performance by the Borrowers of the Obligations shall be absolute and unconditional, irrespective of any defense or any rights of set-off, recoupment or counterclaim it might otherwise have against the Agent or any Lender and the Borrowers shall pay absolutely net all of the Obligations, free of any deductions and without abatement, diminution or set-off; and until payment in full of all of the Obligations, the Borrowers: (a) will not suspend or discontinue any payments provided for in the Notes; (b) will perform and observe all of its other agreements contained in this Agreement, including (without limitation) all payments required to be made to the Agent; and (c) will not terminate or attempt to terminate this Agreement for any cause.

V.   REPRESENTATIONS AND WARRANTIES

     To induce the Lenders to make the Loans, the Borrowers represent and warrant to the Agent and each Lender and, unless the Agent is notified by the Borrowers of a change or changes effecting such representations and warranties, shall be deemed to represent and warrant to the Agent and the Lenders at the time each request for an advance under the Loans is submitted and again at the time any advance is made under the Loans that:

     SECTION 5.1 Subsidiaries. The Company has no Subsidiaries, except as set forth on the signature page of this Agreement.

     SECTION 5.2 Good Standing. The Company and each of its Subsidiaries (a) is a corporation duly organized, existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power to own its property and to carry on its business as now being conducted, and (c) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect.

     SECTION 5.3 Power and Authority. The Company and each of its Subsidiaries has full power and authority to execute and deliver this Agreement and each of the other Financing Documents executed and delivered by it, to make the borrowing hereunder, and to incur the Obligations, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of stockholders or of any public authority is required as a condition to the validity or enforceability of this Agreement or any of the other Financing Documents executed and delivered by the Company and each Subsidiary, except that with respect to the sale of the Collateral which is pledged under the Pledge Agreements, such sale may be subject to compliance with certain Laws.

     SECTION 5.4 Binding Agreements. This Agreement and each of the other Financing Documents executed and delivered by the Company and each Subsidiary have been properly executed by the Company and each Subsidiary, constitute valid and legally binding obligations of the Company and each Subsidiary, and are fully enforceable against the Company and each Subsidiary in accordance with their respective terms, subject to (a) bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally, (b) general principles of equity (regardless of whether such principles of equity are asserted in an action or proceeding at law or in equity) or the discretion of the court before which any action or proceeding may be brought and (c) other applicable laws which may limit the enforceability of certain of the remedial or procedural provisions contained in the Financing Documents.

     SECTION 5.5 Litigation. There are no proceedings pending or, so far as the Company or any Subsidiary knows, threatened before any court or administrative agency which will materially adversely affect the financial condition or operations of the Company or any Subsidiary, or the authority of the Company or Subsidiary to enter into this Agreement or any of the other Financing Documents executed and delivered by the Company or any Subsidiary.

     SECTION 5.6 No Conflicting Agreements. There is (a) no charter, by-law or preference stock provision of the Company or any Subsidiary and no provision of any existing mortgage, indenture, contract or agreement binding on the Company, or any Subsidiary, or affecting their properties, and (b) to the knowledge of the Company and each Subsidiary, no provision of law or order of court binding upon the Company or any Subsidiary, which would conflict with or in any way prevent the execution, delivery, or performance of the terms of this Agreement or of any of the other Financing Documents executed and delivered by the Company or any Subsidiary, or which would be violated as a result of such execution, delivery or performance.

     SECTION 5.7 Financial Condition. The unaudited consolidated financial statements of the Company dated ______________, 1998 are complete and correct and, in the opinion of the Company, fairly present the current financial condition of the Company on a consolidated basis as of the date and for the period referred to and have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved. There are no material liabilities, direct or indirect, fixed or contingent, of the Company, or any of its Subsidiaries as of the date of such financial statements which are not reflected therein or in the notes thereto. There has been no material adverse change in the financial condition or operations of the Company on a consolidated basis since the date of such financial statements (and to each Borrower's knowledge, no such material adverse change is pending or threatened), and no Borrower has guaranteed the obligations of, or made any investments in or advances to, any company, individual or other entity, except as disclosed in such financial statements and on Schedule 5.7 hereto.

     SECTION 5.8 Taxes. The Company and each Subsidiary has filed or has caused to have been filed all federal, state and local tax returns which, to the knowledge of the Company and each Subsidiary, are required to be filed, and has paid or caused to have been paid all taxes as shown on such returns or on any assessment received by it, to the extent that such taxes have become due, unless and to the extent only that such taxes, assessments and governmental charges are currently contested in good faith and by appropriate proceedings by the Company or such Subsidiary and adequate reserves therefor have been established as required under GAAP.

     SECTION 5.9 Compliance With Law. The Company and each Subsidiary is not in violation of any applicable law, ordinance, governmental rule or regulation to which it is subject and each Borrower has obtained any and all material licenses, permits, franchises or other governmental authorizations necessary for the ownership of its properties and the conduct of its business, except to the extent such failure would not have a Material Adverse Effect.

     SECTION 5.10 Places of Business and Location of Collateral. The Company and each Subsidiary warrants that the address of the Company's and each Subsidiary's chief executive office is as specified in EXHIBIT B attached hereto and made a part hereof and that the address of each other place of business of the Company and each Subsidiary, if any, is as disclosed to the Agent in EXHIBIT B. The Collateral and all books and records pertaining to the Collateral are and will be located at the address indicated on EXHIBIT B. The Company will promptly advise the Agent in writing of the opening of any new place of business or the closing of any Borrower's existing places of business, and of any change in the location of the places where the Collateral, or any part thereof, or the books and records concerning the Collateral, or any part thereof, are kept. The proper and only places to file financing statements with respect to the Collateral within the meaning of the Uniform Commercial Code are the State Department of Assessments and Taxation and the locations listed on EXHIBIT E. A copy of a fully executed financing statement shall be sufficient to satisfy for all purposes the requirements of a financing statement as set forth in Article 9 of the Maryland Uniform Commercial Code.

     SECTION 5.11 Title to Properties. The Company and each Subsidiary has good and marketable title to all of its properties, including the Collateral, and the Collateral is free and clear of Liens other than the Permitted Liens.

     SECTION 5.12 Margin Stock. None of the proceeds of the Loan will be used, directly or indirectly, by the Company or any Subsidiary for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any "margin security" within the meaning of Regulation G (12 CFR Part 207), or "margin stock" within the meaning of Regulation U (12 CFR Part 221), of the Board of Governors of the Federal Reserve System (herein called "margin security" and "margin stock") or for any other purpose which might make the transactions contemplated herein a "purpose credit" within the meaning of said Regulation G or Regulation U, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934 or the Small Business Investment Act of 1958, as amended, or any rules or regulations promulgated under any of such statutes.

     SECTION  5.13  ERISA.  With  respect  to any  "pension  plan" as defined in
Section 3(2) of ERISA, which plan is now or previously has been maintained or contributed to by the Company and/or by any Commonly Controlled Entity: (a) no "accumulated funding deficiency" as defined in Code ss.412 or ERISA ss.302 has occurred, whether or not that accumulated funding deficiency has been waived;
(b) no "reportable event" as defined in ERISA ss.4043 has occurred, other than events for which reporting has been waived or which could not have a Material Adverse Effect; (c) no termination of any plan subject to Title IV of ERISA has occurred; (d) neither the Company nor any Commonly Controlled Entity has incurred a "complete withdrawal" within the meaning of ERISA ss.4203 from any multiemployer plan; that could have a Material Adverse Effect, (e) neither the Company nor any Commonly Controlled Entity has incurred a "partial withdrawal" within the meaning of ERISA ss.4205 with respect to any multiemployer plan; (f) no multiemployer plan to which the Company or any Commonly Controlled Entity has an obligation to contribute is in "reorganization" within the meaning of ERISA ss.4241 nor has notice been received by the Company or any Commonly Controlled Entity that such a multiemployer plan will be placed in "reorganization".

     SECTION 5.14 Governmental Consent. Neither the nature of any Borrower or of any Borrower's business or properties, nor any relationship between any Borrower and any other entity or person, nor any circumstance in connection with the making of the Loans, or the offer, issue, sale or delivery of the Notes is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority, on the part of any Borrower, as a condition to the execution and delivery of this Agreement or any of the other Financing Documents, the borrowing of the principal amounts of the Loans or the offer, issue, sale or delivery of the Note.

     SECTION 5.15 Subordinated Debt. None of the Subordinated Debt Loan Documents has been amended, supplemented, restated or otherwise modified except as otherwise disclosed to the Lender in writing on or before the date of this Agreement. In addition, there does not exist any default or any event which upon notice or lapse of time or both would constitute a default under the terms of any of the Subordinated Debt Loan Documents.

     SECTION 5.16 Full Disclosure.  The financial statements referred to in this
Part V do not, nor does this Agreement, nor do any written statements furnished by any Borrower to the Agent in connection with the making of the Loans, contain any untrue statement of material fact or omit a material fact necessary to make the statements contained therein or herein when taken in their entirety in light of the circumstances under which they were made not misleading. There is no material fact which the Borrowers have not disclosed to the Agent in writing with respect to the transactions contemplated hereby which materially adversely affects or, will or could prove to materially adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of the Borrowers or the ability of any Borrower to perform its obligation under this Agreement.

     SECTION  5.17  Presence  of  Hazardous  Materials  or  Hazardous  Materials
Contamination. To the best of each Borrower's knowledge, (a) no Hazardous Materials are located on any real property owned, controlled or operated by of any Borrower or for which any Borrower is responsible, except for reasonable quantities of necessary supplies for use by any Borrower in the ordinary course of the its current line of business and stored, used and disposed in accordance with applicable Laws; and (b) no property owned, controlled or operated by any Borrower has ever been used as a manufacturing, storage, or dump site for Hazardous Materials nor is affected by Hazardous Materials Contamination at any other property.

     SECTION 5.18 Intellectual Property. Each Borrower owns or possesses all of the material patents, trademarks, service marks, trade names, copyrights and licenses and all rights with respect thereto necessary for the present operation of its business, to the best of each Borrower's knowledge without any conflict with the rights of any other Person.

     SECTION 5.19 Business Names and Addresses. Except a set forth in Schedule 5.19, in the twelve (12) years preceding the date hereof, no Borrower has conducted business under any name other than its current name nor conducted its business in any jurisdiction other than those disclosed on EXHIBIT B attached hereto.

     SECTION 5.20 Year 2000 Compliance. (a) The Borrowers have (i) begun analyzing the operations of the Company and its Subsidiaries and affiliates that could be adversely affected by failure to become Year 2000 compliant (that is, that computer applications, imbedded microchips and other systems will be able to perform date-sensitive functions prior to and after December 31, 1999) and;
(ii) developed a plan for becoming Year 2000 compliant in a timely manner, the implementation of which is on schedule in all material respects. Each

Borrower reasonably believes that it will become Year 2000 compliant for its operations and those of its subsidiaries and affiliates on a timely basis except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

          (b) Each Borrower reasonably believes any suppliers and vendors that are material to the operations of the Company or its Subsidiaries and affiliates will be Year 2000 compliant for their own computer applications except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

          (c) The Company will promptly notify the Agent in the event any Borrower determines that any computer application which is material to the operations of the Company, its Subsidiaries or any of its material vendors or suppliers will not be fully Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

     SECTION 5.21 Perfection and Priority of Collateral. The Agent has, or upon execution and recording of this Agreement and the Security Documents will have, and will continue to have as security for the Obligations, a valid and perfected Lien on and security interest in all Collateral, free of all other Liens, claims and rights of third parties whatsoever except Permitted Liens.

     SECTION 5.22 Equipment. To the best of the Borrowers' knowledge, all Equipment is personalty and is not and will not be affixed to real estate in such manner as to become a fixture or part of such real estate. No equipment is held by any Borrower on a sale on approval basis.

     SECTION 5.23 Inventory. The Inventory of each Borrower is (a) of good and merchantable quality, free from defects, (b) not stored with a bailee, warehouseman, carrier, or similar party, (c) not on consignment, sale on approval, or sale or return, and (d) located at the places of business set forth on Exhibit B hereto. No goods offered for sale by, or in the possession or control of, any Borrower are consigned to or held on sale or return terms by any Borrower.

     SECTION 5.24 No Default. There is no Event of Default (as hereinafter defined) and no event has occurred and no condition exists an is continuing which with the giving of notice or the passage of time would constitute an Event of Default. The Borrowers are not in default under the terms of any other agreement or instrument to which it may be a party or by which the Collateral or any of its properties may be bound or subject, except where such default could not result in a Material Adverse Effect.

VI.  CONDITIONS OF LENDING

     The making of the Loan and any advance thereunder is subject to the following conditions precedent:

     SECTION 6.1 Opinion of Counsel for the Borrowers. On the date hereof, the Agent shall receive the favorable written opinion of counsel for the Borrowers satisfactory in all respects to the Agent.

     SECTION 6.2 Approval of Counsel for the Agent. All legal matters incident to the Loans and all documents necessary in the opinion of the Agent to make the Loans shall be satisfactory in all material respects to counsel for the Agent.

     SECTION 6.3 Supporting Documents. The Agent shall receive on the date hereof: (a) a certificate of the Secretary of each Borrower, in a form acceptable to the Agent in all respects, dated as of the date hereof and certifying (i) that attached thereto is a true, complete and correct copy of resolutions adopted by the Board of Directors of such Borrower authorizing the execution and delivery of this Agreement, the Notes and the other Financing Documents, and the Obligations, and (ii) as to the incumbency and specimen signature of each officer of such Borrower executing this Agreement, the Notes and the other Financing Documents, and a certification by the President or any Vice President of such Borrower as to the incumbency and signature of the Secretary of such Borrower; (b) such other documents as the Agent may reasonably require each Borrower to execute, in form and substance acceptable to the Agent; and (c) such additional information, instruments, opinions, documents, certificates and reports as the Agent may reasonably deem necessary.

     SECTION 6.4 Financing Documents. All of the Financing Documents required by the Agent shall be executed, delivered and, if deemed necessary by the Agent, recorded, all at the sole expense of the Borrowers.

     SECTION 6.5 Insurance. The Borrowers shall have satisfied the Agent that any and all insurance required by this Agreement is in effect as of the date of this Agreement, and that, to the extent required by the Financing Documents, the Agent has been named as an insured lienholder.

     SECTION 6.6 Security Documents. In order to perfect the lien and security interest created by this Agreement, the Borrowers shall have executed and delivered to the Agent all financing statements and Security Documents (in form and substance acceptable to the Agent in its sole discretion) deemed necessary by the Agent, in a sufficient number of counterparts for recordation, and, at the Borrowers' sole expense, shall record all such financing statements and Security Documents, or cause them to be recorded, in all public offices deemed necessary by the Agent.

     SECTION 6.7 Termination Statements. The Agent shall have received from creditors of each Borrowers all termination statements covering the Collateral required by the Agent. The termination statements shall be fully and properly executed, in recordable form and sufficient, in the opinion of counsel for the Agent, to terminate the interests of other creditors of each Borrowers in the Collateral.

     SECTION 6.8 Subordinated Indebtedness. The Agent shall have received the fully executed Subordination Agreement in form and content acceptable to the Agent. The Agent shall have received and approved copies of the fully executed Subordinated Debt Loan Documents, all of which must be in form and content acceptable to the Agent.

     SECTION 6.9 Subordinated Indebtedness . The Agent shall have received a certificate signed by a Responsible Officer of the Company, certifying to the Agent that the Company (a) has received the proceeds of the Subordinated Debt, in accordance with, and pursuant to, the terms and conditions of the Subordinated Debt Loan Documents, and have applied the same to such purposes as has been previously disclosed to, and approved by, the Agent, and (b) the Subordinated Debt Loan Documents which the Company has delivered to the Agent is a true and correct photocopy of all Subordinated Debt Loan Documents.

     SECTION 6.10 Compliance. At the time of the making of each advance hereunder (a) the Company and each Subsidiary shall have complied and shall then be in compliance with all the terms, covenants and conditions of this Agreement which are binding upon it, (b) there shall exist no Event of Default and no event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, and (c) the representations and warranties contained in Part V shall be true with the same effect as though such representations and warranties had been made at the time of the making of the advance.

     SECTION 6.11 Conditions Subsequent. Each Lender's obligation to made advances under the Loans is expressly conditioned upon (i) the Agent's receipt of the fully executed Lease Assignments promptly after the Closing Date, but not more than fifteen (15) days) after the Closing Date, and (ii) each Borrower using its best efforts in good faith to obtain, within forty-five (45) days of Closing Date, lessor consents as may be reasonably required for the Lease Assignments. The Lease Assignments and all lessor consents shall be in a form satisfactory to the Agent.

VII. AFFIRMATIVE COVENANTS OF BORROWERS

     Until payment in full and the performance of all of the Obligations hereunder, the Company shall, and shall cause each of its Subsidiaries to:

     SECTION 7.1 Financial Statements. Furnish to the Agent:

          (a) Annual Statements and Certificates. As soon as available but in no event more than ninety (90) days after the close of each of the Company's fiscal years, a copy of the consolidated and consolidating audited financial statement relating to the Company and its Subsidiaries in reasonable detail satisfactory to the Agent, prepared in accordance with GAAP and certified by an independent certified public accountant satisfactory to the Agent, which financial statement shall include a balance sheet as at the end of such fiscal year, profit and loss statement and a statement of changes in financial condition. The annual statements shall be in such detail as Agent may reasonably require and will provide, among other things, detail with regard to expenses, lease expense, non-cash charges and interest expense and shall be accompanied by a certificate in form and detail satisfactory to the Agent in all material respects (the "Compliance Certificate") of that officer stating whether any event has occurred which constitutes an Event of Default or which would constitute an Event of Default with the giving of notice or the lapse of time or both, and, if so, stating the facts with respect thereto. Each Compliance Certificate will clearly set forth the methodology used in determining compliance and/or non-compliance with all financial covenants and shall state the basis for determining the Additional Prime Rate Percentage and the Additional LIBOR Rate Percentage under the Note. In addition, the Company shall provide to the Agent within sixty (60) days of the close of each of the Company's fiscal years an annual budget for the Company and each Subsidiary for the following fiscal year

          (b) Annual Opinion of Accountant. As soon as available but in no event more than ninety (90) days after the close of each of the Company's fiscal years, a letter or opinion of the independent certified public accountant who examined the annual financial statement relating to the Company and its Subsidiaries stating whether anything in such certified public accountant's examination has revealed the occurrence of an event which constitutes an Event of Default or which would constitute an Event of Default with the giving of notice or the lapse of time or both, and, if so, stating the facts with respect thereto.

          (c) Quarterly Statements and Certificates. As soon as available but in no event more than forty five (45) days after the close of each of the Company's fiscal quarters, other than the fourth fiscal quarter, consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the close of such period and consolidated and consolidating income and expense statements for such period, and an aging of accounts receivable, all certified by the principal financial officer of the Company. The quarterly statements shall be in such detail as Agent may reasonably require and shall be accompanied by a Compliance Certificate. Each Compliance Certificate will clearly set forth the methodology used in determining compliance and/or non-compliance and shall set forth the basis for determining the Additional Prime Rate Percentage and the Additional LIBOR Rate Percentage under the Note.

          (d) Reports to SEC and to Stockholders. The Company will furnish to the Agent, promptly upon the filing or making thereof, but not later than fifteen (15) days after the date of filing, at least one (l) copy of all financial statements, reports, notices and proxy statements sent by any Borrower to its stockholders, and of all regular and other reports filed by any Borrower with any securities exchange or with the Securities and Exchange Commission.

          (e) Additional Reports and Information. With reasonable promptness, such additional information, reports or statements as the Agent may from time to time reasonably request.

     SECTION 7.2 Financial Covenants.

          (a) Fixed Charge Coverage Ratio. Maintain for the trailing twelve (12) months, a Fixed Charge Ratio of not less than the following amounts as of the following dates:

Fixed Charge Coverage Ratio:          Fiscal Quarter Ending:

Not less than 1.15 to 1.0             Closing Date through September 30, 2000;
Not less than 1.20 to 1.0             December 31, 2000 through March 31,
2001; and
Not less than 1.30 to 1.0             June 30, 2001 and at all times thereafter.

          (b) Funded Debt to EBITDA. Maintain, a ratio of Funded Debt to EBITDA not greater than the following amounts at the following times, tested as of the last day of each of the Company's fiscal quarters for the four (4) quarter period ending on that date:

Funded Debt To EBITDA:                Fiscal Quarter Ending:

4.25 to 1.0                           Closing Date through September 30, 1999;
4.00 to 1.0                           December 31, 1999 through March 31,
                                      2000; and
3.50 to 1.0                           June 30, 2000 and at all times thereafter.

          (c) Current Ratio. Maintain a Current Ratio of not less than 1.30 to 1.0, tested as of the last day of each of the Company's fiscal quarters.

          (d) Minimum EBITDA. Maintain at all times a minimum EBITDA (the "EBITDA Requirements") of not less than the following amounts at the following times:

Minimum EBITDA:                      Fiscal Quarter Ending:

$11,000,000                          Closing Date through June 30, 1999;

$12,500,000                          September 30, 1999;
$13,000,000                          December 31, 1999; and
$14,500,000                          March 31, 2000 and at all times thereafter.

     SECTION 7.3 Taxes and Claims. Pay and discharge and cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or any of its income or properties prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien upon any of its properties; provided, however, the Company and the Subsidiaries shall not be required to pay any such tax, assessment, charge, levy or claim, the payment of which is being contested in good faith and by proper proceedings.

     SECTION 7.4 Corporate Existence. Maintain, and cause each of its Subsidiaries to maintain, its corporate existence in good standing in the jurisdiction in which it is incorporated and in each jurisdiction where it is required to register or qualify to do business, except where such failure could not have a Material Adverse Effect.

     SECTION 7.5 Compliance with Laws. Comply, and cause each of its Subsidiaries to comply, with all applicable federal, state and local laws, rules and regulations to which it is subject and the violation of which could have a Material Adverse Effect.

     SECTION 7.6 Governmental Regulation. Promptly notify the Agent in the event that the Company or any Subsidiary receives any notice, claim or demand from any governmental agency which alleges that the Company or any Subsidiary is in violation of any of the terms of, or has failed to comply with any applicable order issued pursuant to any federal or state statute regulating its operation and business, including, but not limited to, the Occupational Safety and Health Act and the Environmental Protection Act.

     SECTION 7.7 Litigation. Give prompt notice in writing, with a full description to the Agent, of all litigation and of all proceedings before any court or any governmental or regulatory agency affecting the Company or any Subsidiary which, if adversely decided, could have a Material Adverse Effect.

     SECTION 7.8 Use of Proceeds. Use the proceeds of the Loan for the purpose or purposes set forth in Recital B above and, without the prior written consent of the Agent, for no other purpose or purposes.

     SECTION 7.9 Maintenance of Properties. Keep, and cause the Subsidiaries to keep and maintain, its properties, whether owned in fee or otherwise, or leased, in good operating condition (normal war and tear excepted); make and, cause the Subsidiaries to make, all proper repairs, renewals, replacements, additions and improvements thereto needed to maintain such properties in good operating condition; comply, and cause the Subsidiaries to comply, with the material provisions of all material leases to which it is party or under which it occupies property so as to prevent any loss or forfeiture thereof or thereunder; and comply, or cause the Subsidiaries to comply, with all laws, rules, regulations and orders applicable to its properties or business or any part thereof and the violation of which could have a Material Adverse Effect.

     SECTION 7.10 Other Liens, Security Interests, etc. Keep, and cause the Subsidiaries to keep, its material properties and assets, including, without limitation, the Collateral, free from all Liens, of every kind and nature, other than the security interest granted to the Agent and the Lenders pursuant to this Agreement and the Permitted Liens.

     SECTION 7.11 Books and Records. (a) Keep and maintain and cause the Subsidiaries to keep and maintain accurate books and records, (b) make and cause the Subsidiaries to make entries on such books and records in form satisfactory to the Agent disclosing the Agent's assignment of, and security interest in and lien on, the Collateral and all collections received by the Company or any of the Subsidiaries on its Accounts, (c) furnish and cause the Subsidiaries to furnish to the Agent promptly upon request such information, reports, contracts, invoices, lists of purchases of Inventory (showing names, addresses and amount owing) and other data concerning Account Debtors and the Company's and the Subsidiaries' Accounts and Inventory and all contracts and collection(s) relating thereto as the Agent may from time to time specify, (d) unless the Agent shall otherwise consent in writing, keep and maintain and cause the Subsidiaries to keep and maintain all such books and records mentioned in (a) above only at the addresses listed in EXHIBIT B, and (e) permit and cause the Subsidiaries to permit any Person designated by the Agent to enter the premises of the Company and each of the Subsidiaries and examine, audit and inspect the books and records at any reasonable time and from time to time without notice.

     SECTION 7.12 Business Names. Immediately notify, and cause each of the Subsidiaries to notify, the Agent of any change in the name under which it conducts its business.

     SECTION 7.13 ERISA. Maintain at all times such bonding as is required by ERISA. As soon as practicable and in any event within fifteen (15) days after it knows or has reason to know that, with respect to any plan, a "reportable event" has occurred, the Company will deliver to the Agent a certificate signed by its chief financial officer setting forth the details of such "reportable event". The Company shall agrees that with respect to any pension plan which the Company and/or any Commonly Controlled Entity maintains or contributes to, either now or in the future, that: (a) such bonding as is required under ERISA will be maintained; (b) as soon as practicable and in any event within fifteen (15) days after the Company or any Commonly Controlled Entity knows or has reason to know that a "reportable event" has occurred or is likely to occur, the Company will deliver to the Agent a certificate signed by its chief financial officer setting forth the details of such "reportable event"; (c) within fifteen (15) days after notice is received by the Company or any Commonly Controlled Entity that any multiemployer plan has been or will be placed in "reorganization" within the meaning of ERISA ss.4241, the Company will notify the Agent to that effect; and
(d) upon the Agent's request, the Company will deliver to the Agent a copy of the most recent actuarial report, financial statements and annual report completed with respect to any "defined benefit plan", as defined in ERISA ss.3(35).

     SECTION 7.14 Management. Promptly notify the Agent of any contemplated changes in its Senior Management subsequent to the date hereof.

     SECTION 7.15 Banking Relationship. Maintain the Agent as its principal depository.

     SECTION 7.16 Notification of Events of Default and Adverse Developments. The Borrowers will promptly notify the Agent upon obtaining knowledge of the occurrence of:

          (a)  any Event of Default;

          (b)  any Default;

          (c) any event, development or circumstance whereby the financial statements furnished hereunder fail in any material respect to present fairly, in accordance with GAAP, the financial condition and operational results of the Company or its Subsidiaries;

          (d) any judicial, administrative or arbitral proceeding pending against the Company or any of its Subsidiaries and any judicial or administrative proceeding known by the Company to be threatened against it or any of its Subsidiaries which, if adversely decided, could have a Material Adverse Effect; and

          (e) any other development in the business or affairs of the Company and any of its Subsidiaries which could have a Material Adverse Effect;

in each case describing in detail satisfactory to the Agent the nature thereof and, in the case of notification under clauses (a) and (b), the action the Company proposes to take with respect thereto.

     SECTION 7.17 Insurance Generally. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible insurance companies on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity; maintain general public liability insurance against claims for personal injury, death or property damage in such amounts as are satisfactory to the Agent in its reasonable discretion and workmen's compensation insurance in statutory amounts with such companies as are licensed to do business in the state requiring the same; file, and cause each of its Subsidiaries to file, with the Agent, upon its request, a detailed list of the insurance then in effect and stating the names of the insurance companies, the amounts and rates of the insurance, dates of the expiration thereof and the properties and risks covered thereby; and, within thirty (30) days after notice in writing from the Agent, obtain, and cause each of its Subsidiaries to obtain, such additional insurance as the Agent may reasonably request.

     SECTION 7.18 Maintenance of the Collateral. Not permit anything to be done to the Collateral which may materially impair the value thereof, other than normal war and tear on tangible collateral and the sale of Inventory in the ordinary course of business for fair consideration. The Agent, or an agent designated by the Agent, shall be permitted to enter the premises of the Company, and the Subsidiaries, and examine, audit and inspect the Collateral at any reasonable time and from time to time without notice. The Agent agrees to act in a commercially reasonable manner when inspecting, examining or auditing the Collateral. The Agent shall not have any duty to, and the Borrowers hereby release the Agent and each Lender from all claims of loss or damage caused by the delay or failure to collect or enforce any of the Accounts or to, preserve any rights against any other party with an interest in the Collateral.

     SECTION 7.19 Defense of Title and Further Assurances. At its expense defend the title to the Collateral (or any part thereof), and promptly upon request execute, acknowledge and deliver any financing statement, renewal, affidavit, deed, assignment, continuation statement, security agreement, certificate or other document the Agent may reasonably require in order to perfect, preserve, maintain, protect, continue and/or extend the lien or security interest granted to the Agent and the Lenders under this Agreement and its priority. The Borrowers shall pay to the Agent on demand all taxes, costs and reasonable expenses incurred by the Agent in connection with the preparation, execution, recording and filing of any such document or instrument.

     SECTION 7.20 Subsequent Opinion of Counsel as to Recording Requirements. Provide to the Agent a subsequent opinion of counsel as to the filing, recording and other requirements with which the Company and the Subsidiaries have complied to maintain the lien and security interest in favor of the Agent in the Collateral in the event that the Company or any Subsidiary shall transfer its principal place of business or the office where it keeps its records pertaining to the Accounts.

     SECTION 7.21 Assignments of Accounts. Promptly, upon request, execute and deliver to the Agent written assignments, in form and content acceptable to the Agent, of specific Accounts or groups of Accounts; provided, however, the lien and/or security interest granted to the Agent and each of the Lenders under this Agreement shall not be limited in any way to or by the inclusion or exclusion of Accounts within such assignments. Such Accounts shall secure payment of the Obligations and are not sold to the Agent whether or not any assignment thereof, which is separate from this Agreement, is in form absolute.

     SECTION 7.22 Notice of Returned Goods, etc. Promptly notify and cause the Subsidiaries to promptly notify the Agent of the return, rejection or repossession of any material amount of goods sold or delivered in respect of any Accounts, and of any claims made in regard thereto. Whenever any Borrower obtains possession (by return, rejection, repossession or otherwise) of any material amount of goods, the sale or lease of which gave rise to an Account, the Borrowers will (if requested by the Agent) physically segregate such goods from the any Borrower's other property, and label and hold such goods as trustee for the Agent for such disposition as the Agent may direct.

     SECTION 7.23 Collections. Until such time as the Agent shall notify the Company and each of the Subsidiaries of the revocation of such privilege, the Company and each of the Subsidiaries (a) shall at its own expense have the privilege for the account of and in trust for the Agent of collecting its Accounts and receiving in respect thereto all items of payment and shall otherwise completely service all of the Accounts including (i) the billing, posting and maintaining of complete records applicable thereto, and (ii) the taking of such action with respect to such Accounts as the Agent may request or in the absence of such request, as the Company and each of the Subsidiaries may deem advisable; and (b) may grant, in the ordinary course of business, to any Account Debtor, any discount, rebate, refund or adjustment to which the Account Debtor may be lawfully entitled, and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to an Account. The Agent may, at its option, at any time or from time to time after default hereunder and continuation thereof, revoke the collection privilege given to the Company and each of the Subsidiaries herein by either giving notice of its assignment of, and lien on the Collateral to the Account Debtors or giving notice of such revocation to the Company.

     SECTION 7.24 Notice to Account Debtors and Escrow Account. In the event (a) an Event of Default exists or (b) an event has occurred or condition exists and is continuing which, with the giving of notice or the lapse of time will constitute an Event of Default, the Company and the Subsidiaries shall promptly upon the request of the Agent (a) in such form and at such times as specified by the Agent, give notice of the Agent's lien on the Accounts to the Account Debtors requiring the Account Debtors to make payments thereon directly to the Agent, (b) promptly upon receipt deposit the Items of Payment into the Collateral Account in the original form received by the Company and the Subsidiaries (except for the endorsement of the Company and the Subsidiaries where necessary, which endorsement each Borrower agrees to make, and the Agent, by its duly authorized officers or nominee, is also hereby irrevocably authorized to make such endorsement on each Borrower's behalf). Pending deposit thereof to the Collateral Account, the Company and the Subsidiaries shall not commingle any Items of Payment with any of its other funds or property, but will hold them separate and apart therefrom in trust and for the account of the Agent until deposit to the Collateral Account or other delivery thereof is made to the Agent. The Agent will in its discretion apply the whole or any part of the collected funds credited to the Collateral Account against the Obligations or credit such collected funds to the depository account of the Borrowers with the Agent, the order and method of such application to be in the sole discretion of the Agent.

     SECTION 7.25 Government Accounts. Immediately notify the Agent if any of the Accounts arise out of contracts with the United States or with any state or political subdivision thereof or any department, agency or instrumentality of the United States, or any state or political subdivision thereof, and execute any instruments and take any steps required by the Agent in order that all moneys due and to become due under such contracts shall be assigned to the Agent and notice thereof given to the government under the Federal Assignment of Claims Act or any other applicable law.

     SECTION 7.26 Hazardous Materials; Contamination. The Borrowers agree to (a) give notice to the Agent promptly upon any Borrower's acquiring knowledge of the presence of any Hazardous Materials on any property owned or controlled by any Borrower or for which any Borrower is responsible or of any Hazardous Materials Contamination with a full description thereof, except for reasonable quantities of necessary supplies for use by such Borrower in the ordinary course of the its current line of business and stored, used and disposed in accordance with applicable Laws; (b) promptly comply with any Laws requiring the removal, treatment or disposal of Hazardous Materials or Hazardous Materials Contamination and provide the Agent with satisfactory evidence of such compliance; (c) provide the Agent, within thirty (30) days after a demand by the Agent, with a bond, letter of credit or similar financial assurance evidencing to the Agent's satisfaction that the necessary funds are available to pay the cost of removing, treating, and disposing of such Hazardous Materials or Hazardous Materials Contamination and discharging any Lien which may be established as a result thereof on any property owned or controlled by any Borrower or for which any Borrower is responsible; and (d) defend, indemnify and hold harmless the Agent and its agents, employees, trustees, successors and assigns from any and all claims which may now or in the future (whether before or after the termination of this Agreement) be asserted as a result of the presence of any Hazardous Materials on any property owned or controlled by any Borrower for which any Borrower is responsible for any Hazardous Materials Contamination.

     SECTION 7.27 Equipment. The Borrowers shall (a) maintain all Equipment as personalty, (b) not affix any Equipment to any real estate in such manner as to become a fixture or part of such real estate, and (c) shall hold no Equipment on a sale on approval basis. The Borrowers hereby declare their intent that, notwithstanding the means of attachment, no goods of the Borrowers hereafter attached to any realty shall be deemed a fixture, which declaration shall be irrevocable, without the Agent's consent, until all of the Obligations have been paid in full and all of the commitments have been terminated.

VIII. NEGATIVE COVENANTS OF BORROWERS

     Until payment in full and the performance of all of the Obligations, without the prior written consent of the Agent, the Company will not and will neither cause nor permit any of its Subsidiaries to, directly or indirectly:

     SECTION 8.1 Borrowings. Create, incur, assume or suffer to exist any Indebtedness for Borrowed Money in excess of One Million Dollars ($1,000,000) in the aggregate at any one time, including capital leases, purchase money security interests, except (a) borrowings in existence on the date hereof and reflected on the financial statements which the Borrowers furnished to the Agent in writing prior to the date hereof, (b) borrowings secured by Permitted Liens, and
(c) the Subordinated Debt.

     SECTION 8.2 Mortgages and Pledges. Create, incur, assume or suffer to exist any Lien on any of its property or assets, whether now owned or hereafter acquired, except for Permitted Liens.

     SECTION 8.3 Method of Accounting. Change the method of accounting employed in the preparation of the financial statements furnished prior to the date of this Agreement to the Agent pursuant to Part V of this Agreement, unless required to conform to GAAP and on the condition that the Company's accountants shall furnish such information as the Agent may request to reconcile the changes with the Company's prior consolidated financial statements.

     SECTION 8.4 Merger, Acquisition or Sale of Assets.

          (a) The Company and each Subsidiary shall not alter or amend its capital structure or authorize any additional class of equity, except that the issuance or sale of additional securities of the Company, at fair market value taking into account the restrictions on resale of such securities, as applicable, and issuances under the Company's stock option and employee stock purchase plans shall not be deemed an alteration or amendment to its capital structure or authorization of additional class of equity, except as permitted under subsection (b) hereof, or sell, lease or otherwise dispose of any of net assets in excess of One Million Dollars ($1,000,000) in the aggregate, during any twelve (12) month period.

          (b) The Company may not acquire by merger, stock purchase or asset purchase all or substantially all the assets of any Person or make investments in any such during the existence of this Agreement.

     SECTION 8.5 Advances and Loans. Lend money, give credit or make advances to
any  Person  which  exceed  $100,000  in  the  aggregate,   including,   without
limitation,  officers,



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



directors, employees, Subsidiaries and Affiliates of the Company, other than intercompany accounts and loans or advances to Subsidiaries, made in the ordinary course of business.

     SECTION 8.6 Dividends. No Borrowers will purchase, redeem or otherwise acquire any shares of its capital stock or warrants now or hereafter outstanding, declare or pay any dividends thereon (other than other than dividends between the Company and the Subsidiaries or between Subsidiaries) apply any of its property or assets to the purchase, redemption or other retirement of, set apart any sum for the payment of any dividends on, or for the purchase, redemption, or other retirement of, make any distribution by reduction of capital or otherwise in respect of, any shares of any class of capital stock of any Borrower, or any warrants, permit any Subsidiary to purchase or acquire any shares of any class of capital stock of, or warrants issued by, any Company, make any distribution to stockholders or set aside any funds for any such purpose, and not prepay, purchase or redeem any Indebtedness for Borrowed Money other than the Obligations, except upon the exercise of outstanding warrants in accordance with their terms, and pursuant to the Company's employee stock purchase and stock option plans.

     SECTION 8.7 Contingent Liabilities. Assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any Person, except (a) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (b) guaranties by any Borrower of contractual obligations (other than for the payment of borrowed money) of any Wholly Owned Subsidiary of the Company..

     SECTION 8.8 Investments. Purchase or acquire the obligations or stock of, or any other or additional interest in, any Person, except (a) obligations of, or obligations unconditionally guaranteed as to principal and interest by, the United States of America, (b) bonds, debentures, participation certificates or notes issued by any agency or corporation which is or may hereafter be created by Act of the Congress of the United States as an agency or instrumentality thereof, (c) Public Housing Bonds, Temporary Note or Preliminary Loan Notes, fully secured by contracts with the United States, and (d) certificates of deposit issued by the Agent.

     SECTION 8.9 Subsidiaries. Except as permitted under Section 8.04 of this Agreement, create or acquire any Subsidiaries other than the Subsidiaries existing as of the date hereof.

     SECTION 8.10 Additional Stock. Issue any additional stock of any class, except stock of an existing class issued as a stock split or a stock dividend or as permitted under Section 8.04, upon exercise of outstanding warrants, or in the case of a Subsidiary, in connection with the merger or consolidation of a Wholly Owned Subsidiary into the Company, where the Company is the sole surviving corporation, or into another Wholly Owned Subsidiary, provided, further, however, that any additional stock issued in connection with any of the preceding shall be delivered to the Agent together with a Pledge Agreement and such additional documents and information as the Agent may require.

     SECTION 8.11 ERISA Compliance. Neither the Company nor any Commonly Controlled Entity will: (a) engage in or permit any "prohibited transaction" (as defined in ERISA); (b) cause any "accumulated funding deficiency" as defined in ERISA and/or the Internal Revenue Code; (c) terminate any pension plan in a manner which could result in the imposition of a lien on the property of any Borrower pursuant to ERISA; (d) terminate or consent to the termination of any Multiemployer Plan; or (e) incur a complete or partial withdrawal with respect to any Multiemployer Plan.

     SECTION 8.12 Prohibition on Hazardous Materials. The Borrowers shall not place, manufacture or store or permit to be placed, manufactured or stored any Hazardous Materials on any property owned, controlled or operated by any Borrower or for which any Borrower is responsible, except for reasonable quantities of necessary supplies for use by such Borrower in the ordinary course of business and stored, used and disposed in accordance with all applicable Laws.

     SECTION 8.13 Transfer of Collateral. Transfer, or permit the transfer, to another location of any of the Collateral or the books and records related to any of the Collateral; provided, however, that the Borrowers may transfer the Collateral or the books and records related thereto to another location if (a) the Company shall have provided to the Agent prior to such transfer an opinion of counsel addressed to the Agent to the effect that the Agent's perfected security interest shall not be affected by such move or if it shall be affected, setting forth the steps necessary to continue the Agent's perfected security interest together with the commencement of such steps by the Company at its expense, and shall have taken such steps, or (b) such Collateral is immaterial in value and constitutes items or goods used, consumed, leased or sold in the ordinary course of business.

     SECTION 8.14 Sale and Leaseback. Directly or indirectly enter into any arrangement to sell or transfer all or any substantial part of its fixed assets then owned by it and thereupon or within one year thereafter rent or lease the assets so sold or transferred.

     SECTION 8.15 Sale of Accounts. Sell, discount, transfer, assign or otherwise dispose of any of its Accounts, notes receivable, installment or conditional sales agreements or any other rights to receive income, revenues or moneys, however evidenced.

     SECTION 8.16 Line of Business. Enter into any lines or areas of business which do not complement the Borrowers' current line of business.

     SECTION 8.17 Liquidation, Termination, Dissolution, Change in Management, etc. The Borrowers shall not liquidate, dissolve or terminate its existence or suspend or terminate a substantial portion of their business operations, change the conduct of their businesses, including, but not limited to, acquiring a line of business which does not complement any Borrower's current line of business, or changing the composition of more than two (2) members of the Senior Management of the Company without the prior written consent of the Agent.. For purposes hereof, a change in ownership would include any Person indirectly or directly being a beneficial owner of more than thirty percent (30%) of the total voting power of the voting stock of any Borrower.

     SECTION 8.18 Subordinated Indebtedness. The Borrowers will not, and will not permit any Subsidiary to make:

          (a) any payment of principal of, or interest on, any of the Subordinated Indebtedness, including, without limitation, the Subordinated Debt, if prohibited by the Subordination Agreement or if any Event of Default then exists hereunder or would result from such payment;

          (b) any payment of the principal or interest due on the Subordinated Indebtedness as a result of acceleration thereunder or a mandatory prepayment thereunder;

          (c) any amendment or modification of or supplement to the documents evidencing or securing the Subordinated Indebtedness; and

          (d) payment of principal or interest on the Subordinated Indebtedness other than when due (without giving effect to any acceleration of maturity or mandatory prepayment).

IX.  EVENTS OF DEFAULT

     The occurrence of one or more of the following events shall be a "Default" under this Agreement, and the term "Default" shall mean, whenever it is used in this Agreement, any one or more of the following events:

     SECTION 9.1 Failure to Pay. The Borrowers shall fail to (a) make any payment of principal or interest on the Notes or (b) pay any of the Obligations, when and as the same shall become due and payable, and such failure shall continue for ten (10) days.

     SECTION 9.2 Breach of Representations and Warranties. Any representation or warranty made herein or in any report, certificate, opinion (including any opinion of counsel for the Borrowers), financial statement or other instrument furnished in connection with the Obligations or with the execution and delivery of any of the Financing Documents, shall prove to have been false or misleading when made in any material respect.

     SECTION 9.3 Failure to Comply with Insurance Provisions. The Borrowers shall fail to duly and promptly perform, comply with or observe the terms, covenants, conditions and agreements set forth in SECTION 7.17.

     SECTION 9.4 Failure to Comply with Covenants. Default shall be made by any Borrower in the due observance and performance of any covenant, condition or agreement contained in SECTIONS 7.02, 7.04 or 7.08 hereof or in Part VIII hereof.

     SECTION 9.5 Other Defaults. Default shall be made by any Borrower in the due observance or performance of any other term, covenant or agreement herein contained, which default shall remain unremedied for thirty (30) days after written notice thereof to the Company by the Agent.

     SECTION 9.6 Default Under Other Financing Documents. An event of default shall occur under any of the other Financing Documents, and such event of default is not cured within any applicable grace period provided therein.

     SECTION 9.7 Receiver; Bankruptcy. The Company or any Subsidiary shall (a) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or any of its property, (b) admit in writing its inability to pay its debts as they mature, (c) make a general assignment for the benefit of creditors, (d) be adjudicated a bankrupt or insolvent, (e) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or if corporate action shall be taken by the Company or any Subsidiary for the purposes of effecting any of the foregoing, or (f) by any act indicate its consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or trustee for any of its property, or suffer any such receivership, trusteeship or proceeding to continue undischarged for a period of sixty (60) days.

     SECTION 9.8 Judgment. Unless adequately insured in the opinion of the Agent, the entry of a final judgment for the payment of money involving more than $500,000 against the Company or any Subsidiary and the failure by the Company or such Subsidiary to discharge the same, or cause it to be discharged, within thirty (30) days from the date of the order, decree or process under which or pursuant to which such judgment was entered, or to secure a stay of execution pending appeal of such judgment.

     SECTION 9.9 Execution; Attachment. Any execution or attachment shall be levied against the Collateral, or any part thereof, and such execution or attachment shall not be set aside, discharged or stayed within thirty (30) days after the same shall have been levied.

     SECTION 9.10 Default Under Other Borrowings. Default shall be made with respect to any evidence of indebtedness or liability for borrowed money (other than the Loan), including, but not limited to any Subordinated Indebtedness if the effect of such default is to accelerate the maturity of such evidence of indebtedness or liability or to permit the holder or obligee thereof to cause any indebtedness to become due prior to its stated maturity.

     SECTION 9.11 Material Adverse Change. If the Agent in its sole discretion determines in good faith that a material adverse change has occurred in the financial condition of any Borrower from the financial condition set forth in the financial statements dated _____ , 1998 or from the financial condition of the Borrowers most recently disclosed to the Agent in any manner.

     SECTION 9.12 Change in Management. Any change in the composition of more than two (2) members of the Senior Management of the Company, unless a replacement member of Senior Management satisfactory in all respects to the Lender is hired within ninety (90) days of such change.

     SECTION 9.13 Audit Results. If the results of any audits of the Company's or any Subsidiary's books and records or the Collateral is unsatisfactory.

X.   RIGHTS AND REMEDIES UPON DEFAULT

     SECTION 10.1 Demand; Acceleration. The occurrence or non-occurrence of an Event of Default under this Agreement shall in no way affect or condition the right of the Agent to demand payment at any time of any of the Obligations which are payable on demand regardless of whether or not an Event of Default has occurred. Upon the occurrence of a Default, and in every such event and at any time thereafter, the Agent may declare the Obligations due and payable, without presentment, demand, protest, or any notice of any kind, all of which are hereby expressly waived, anything contained herein or in any of the other Financing Documents to the contrary notwithstanding.

     SECTION 10.2 Specific Rights With Regard to Collateral. In addition to all other rights and remedies provided hereunder or as shall exist at law or in equity from time to time, the Agent may, after a Default without notice to the
Borrowers:

          (a) request any Account Debtor obligated on any of the Accounts to make payments thereon directly to the Agent, with the Agent taking control of the cash and non-cash proceeds thereof;

          (b) compromise, extend or renew any of the Collateral or deal with the same as it may deem advisable;

          (c) make exchanges, substitutions or surrenders of all or any part of the Collateral;

          (d) remove from any of the Company's or any Subsidiary's place of business all books, records, ledger sheets, correspondence, invoices and documents, relating to or evidencing any of the Collateral or without cost or expense to the Agent, make such use of the Company's or any Subsidiary's place(s) of business as may be reasonably necessary to administer, control and collect the Collateral;

          (e) repair, alter or supply goods if necessary to fulfill in whole or in part the purchase order of any Account Debtor;

          (f) demand, collect, receipt for and give renewals, extensions, discharges and releases of any of the Collateral;

          (g) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral;

          (h) settle, renew, extend, compromise, compound, exchange or adjust claims in respect of any of the Collateral or any legal proceedings brought in respect thereof;

          (i) endorse the name of any Borrower upon any items of payment relating to the Collateral or on any proof of claim in bankruptcy against an Account Debtor; and

          (j) notify the post office authorities to change the address for the delivery of mail to each Borrower to such address or post office box as the Agent may designate and receive and open all mail addressed to any Borrower.

     SECTION 10.3 Performance by Agent. Upon the occurrence and continuation of any Event of Default, the Agent without notice to or demand upon the Borrowers and without waiving or releasing any of the Obligations or any Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Borrowers, and may enter upon the premises of each Borrower for that purpose and take all such action thereon as the Agent may consider necessary or appropriate for such purpose. All sums so paid or advanced by the Agent and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred in connection therewith (the "Expense Payments") together with interest thereon from the date of payment, advance or incurring until paid in full at the rate of two percent (2.0%) per annum in excess of the highest fluctuating interest rate payable under the Revolving Note from time to time shall be paid by the Borrowers to the Agent on demand and shall constitute and become a part of the Obligations.


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



     SECTION 10.4 Uniform Commercial Code and Other Remedies. Upon the occurrence of a Default (and in addition to all of its rights, powers and remedies under this Agreement), the Agent shall have all of the rights and remedies of a secured party under the Maryland Uniform Commercial Code and other applicable laws, and the Agent is authorized to offset and apply to all or any part of the Obligations all moneys, credits and other property of any nature whatsoever of any Borrower now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with, the Agent. Upon demand by the Agent, the Borrowers shall assemble the Collateral and make it available to the Agent, at a place designated by the Agent. The Agent or its agents may enter upon any of the Borrower's premises to take possession of the Collateral, to remove it, to render it unusable, or to sell or otherwise dispose of it.

     Any written notice of the sale, disposition or other intended action by the Agent with respect to the Collateral which is sent by regular mail, postage prepaid, to the Borrowers at the address set forth in Article XII hereof, or such other address of any Borrower which may from time to time be shown on the Agent's records, at least ten (10) days prior to such sale, disposition or other action, shall constitute reasonable notice to the Borrowers. The Borrowers shall pay on demand all costs and expenses, including, without limitation, reasonable attorney's fees and expenses, incurred by or on behalf of the Agent in preparing for sale or other disposition, selling, managing, collecting or otherwise disposing of, the Collateral. All of such costs and expenses (the "Liquidation Costs") together with interest thereon from the date incurred until paid in full at the Default Rate, shall be paid by the Borrowers to the Agent on demand and shall constitute and become a part of the Obligations. Any proceeds of sale or other disposition of the Collateral will be applied by the Agent to the payment of the Liquidation Costs and Expense Payments, and any balance of such proceeds will be applied by the Agent to the payment of the balance of the Obligations in such order and manner of application as the Agent may from time to time in its sole discretion determine. After such application of the proceeds, any balance shall be paid to the Borrowers or to any other party entitled thereto.

XI.  THE AGENT

     SECTION 11.1 Appointment and Authority. Each Lender hereby irrevocably designates and appoints NationsBank, N.A. as Agent of such Lender hereunder and under the other Financing Documents, and hereby irrevocably authorizes NationsBank, N.A. as Agent for such Lender, to take such actions on its behalf under the provisions of this Agreement and the other Financing Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent or required of the Agent by the provisions of this Agreement and the other Financing Documents, together with such powers as are reasonably incidental thereto. The relationship between the Agent and each Lender is and shall be that of agent and principal only and nothing herein shall be construed to constitute Agent a trustee for any Lender or to establish a fiduciary relationship with any Lender or impose on the Agent any duties, responsibilities, or obligations other than those expressly set forth in the Financing Documents. No implied



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



covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement and the other Financing Documents or otherwise exist against the Agent.

     SECTION 11.2 Performance and Delegation of Duties. In exercising its duties and powers hereunder, the Agent shall exercise the same care which it would exercise in dealing with loans for its own account. The Agent may execute any of its duties under this Agreement and the other Financing Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. In acting hereunder as the Agent (including, without limitation, the taking out, holding, managing and disposing of Collateral), NationsBank, N.A. shall be acting for its own account and for the account of, and as agent for, the other Lenders to the extent of their respective shares in the Loan.

     SECTION 11.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be
(a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Financing Documents (except for its or such Person's own gross negligence or willful misconduct), (b) liable for any action lawfully taken or omitted to be taken by it or such Person at the request or with the approval of the Required Lenders, or, where expressly provided herein, all the Lenders, as the case may be, or (c) responsible in any manner to any Lender for any recitals, representations or warranties made by any other Lender or the Borrowers or any officer thereof contained in the Financing Documents or in any certificate, report, statement or other document referred to or provided for in, or received by it under or in connection herewith or therewith or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Financing Documents or the Collateral or perfection of Liens on the Collateral or the priority of Liens on the Collateral or for any failure of any or all of the Borrowers or any other Person who is a party to the Financing Documents to perform its obligations under the Financing Documents. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of the Financing Documents or to inspect the properties, books, or records of any Borrower.

     SECTION 11.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying upon, any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document, conversation, or communication believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers, independent accountants, and other experts selected by it), and shall not be liable to any of the parties hereto or any future holder of either Note for the consequences of such reliance. The Agent shall be fully justified in failing or refusing to take any action under the Financing Documents unless it first receives such advice or concurrence of the Required Lenders as it deems appropriate or it is first indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Furthermore, in connection with any action taken or failure or refusal to act under the Financing Documents, the Agent may request and each Lender shall provide specific indemnification, to the Agent's satisfaction, ratably according to such Lender's share of the Loan, against any and all liability and expense which may be incurred by the Agent by taking, failing to take, or refusing to take, such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Financing Documents in accordance with an instruction to it of the Required Lenders, unless the consent of all the Lenders is expressly required hereunder, in which case the Agent shall be so protected when acting in accordance with instructions from all the Lenders. Such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders and future holders of the Note. In fulfilling any agreement in any of the Financing Documents relating to the release of any item of Collateral, the Agent may rely upon any certification of the Borrowers as to the fulfillment of any conditions to, or the compliance with any covenants or agreements relating to, such release, including, without limitation, any such condition as to the nonexistence of any Default or Event of Default and any such covenant that any such item be sold or otherwise disposed of in connection with such release.

     SECTION 11.5 No Amendment to Agent's Duties Without Consent. The Agent shall not be bound by any waiver, amendment, supplement, or modification of this Agreement which affects its duties under this Agreement unless it shall have given its prior written consent as Agent thereto.

     SECTION 11.6 Non-Reliance of Lenders on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to such Lender and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrowers, shall be deemed to constitute any representation or warranty by it to such Lender.
Each Lender represents to the Agent and each other Lender that it has, independently and without reliance upon the Agent or such other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial, and other condition and creditworthiness of the Borrowers and made its own decision to make its Loan hereunder, authorize the issuance of Letters of Credit and to enter into the Financing Documents. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals, and decisions in taking or not taking action required of or permitted to it under the Financing Documents and the agreements contemplated thereby, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial, and other condition and creditworthiness of the Borrowers. Except for any notices, reports, and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide the Lenders with any credit or other



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



information concerning the business, operations, property, financial, and other condition or creditworthiness of the Borrower which may come into its possession or any of its officers, directors, employees, agents, attorneys-in-fact, or Affiliates.

     SECTION 11.7 Indemnification of Agent. Each Lender hereby agrees to indemnify the Agent (in its capacity as such) to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so, ratably according to its share of the Loans, from and against any and all liabilities, Obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Notes and the other Obligations) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Financing Documents or the transactions contemplated thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of Agent. The agreements in this Section shall survive the payment of the Notes and all other Obligations.

     SECTION 11.8 Reliance by Borrowers on Agent. The Borrowers shall not be bound to ascertain the authority of the Agent to act on behalf of the Lenders in connection with any of the matters governed or contemplated by this Agreement or the other Financing Documents, or to inquire as to the satisfaction of any conditions precedent to the exercise of such authority. The Borrowers shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document, conversation or communication believed by it to be genuine and correct and to have been signed, sent or made by the Agent on behalf of the Lenders.

     SECTION 11.9 Knowledge of Default. The Agent shall be entitled to assume that no Default or Event of Default has occurred and is continuing, unless the Agent has been notified in writing by a Lender or the Borrowers that such Lender or Borrowers considers that a Default or an Event of Default has occurred and is continuing and specifying the nature thereof.

     SECTION 11.10 Action by the Agent. So long as the Agent shall be entitled, pursuant to Section 11.09, to assume that no Default or Event of Default shall have occurred and be continuing, the Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by this Agreement, or with respect to anything it may do or refrain from doing which may seem to it to be necessary or desirable.

     SECTION 11.11 Actions After Default, etc. In the event that the Agent, pursuant to Section 11.09 shall have been notified of any Default or Event of Default, the Agent:


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



          (a) shall promptly notify the Lenders;

          (b) shall take such action and assert such rights under this Agreement as it is expressly required to do pursuant to the terms of this Agreement;

          (c) may take such other actions and assert such other rights as it deems advisable, in its sole discretion, for the protection of the interests of the Lenders;

          (d) shall, upon the written request of the Required Lenders, as expeditiously and effectively as is reasonably practicable, enforce or attempt to enforce the Security Documents or to otherwise realize upon the Collateral; provided, however, (i) the Agent shall be guided by the Required Lenders as to the action to be taken in enforcing or attempting to enforce the Security Documents; and (ii) the Agent, notwithstanding indemnification, need not take any action which it believes, upon advice of counsel, is prohibited by this Agreement or applicable Law; and

          (e) shall inform all the Lenders of the taking of action or assertion of rights pursuant to this Section.

Each Lender agrees with the Agent and the other Lenders that the decisions and determinations of the Required Lenders in enforcing the Note, the Security Documents and the other Financing Documents and realizing (or attempting to realize) upon the Collateral and in guiding the Agent in those matters shall be binding upon all the Lenders, including, without limitation, authorizing the Agent at the pro rata expense of all the Lenders (to the extent not reimbursed by the Borrowers) to retain attorneys to seek judgment on the Notes and to foreclose upon or exercise other rights under the Security Documents. Each Lender similarly agrees with the other Lenders that it will not, without the consent of the Required Lenders, seek to separately institute any legal action on its Note or the other Financing Documents or to institute proceedings to foreclose upon the Collateral. All rights of action under the Financing Documents and all rights to the Collateral may be enforced by the Agent and any suit or proceeding instituted by the Agent in furtherance of such enforcement may be brought in its name as Agent without the necessity of joining as plaintiffs or defendants any of the Lenders, and the recovery of any judgment shall be for the benefit of the Lenders, subject to the expenses of the Agent.

     SECTION 11.12 Distribution of Proceeds. All collections upon the Obligations and all proceeds of the Collateral and all other sums and property received by the Agent and/or any Lender or then held by the Agent and/or any Lender or received by voluntary payment or through exercise of the right of setoff, counterclaim, cross-action, or otherwise, shall be shared by the Lenders pro rata in accordance with their respective shares of the Loans, in the following order:


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



          (a) First, to all Enforcement Costs and other expenses of the Agent and/or the Lenders;

          (b) Second, to all amounts due to the Agent (in its capacity as Agent hereunder) from the Borrowers or the Lenders;

          (c) Third, to the Lenders, in accordance with their respective shares of the Loans, for past due interest on the Loans, and any of the other Obligations;

          (d) Fourth, to the Lenders, in accordance with their respective shares of the Loans, for principal of the Loans;

          (e) Fifth, to the Lenders, in accordance with their respective shares of the Loans, for all other amounts owed the Lenders pursuant to the provisions of this Agreement or the other Financing Documents; and

          (f) Sixth, to the Lenders to the extent permitted by applicable Laws, in accordance with their respective shares of the Loans, for all Obligations arising other than under this Agreement or the other Financing Documents.

     SECTION 11.13 Obligations of Lenders Several. The obligations, representations, and warranties of the Lenders hereunder are several, and no Lender hereunder shall be responsible for the obligations, representations and warranties of any other Lender hereunder, and the failure of any Lender to perform any of its obligations hereunder shall not relieve the other Lenders, or any of them, from the performance of their or its respective obligations hereunder.

     SECTION 11.14 Participation for Own Account. Each Lender represents and warrants to the other Lenders that it is participating herein for its own account as a commercial transaction and not with a view to the distribution, disposition, or participation of its interest herein, and it has no present intention of making any such distribution, disposition, or participation.

     SECTION 11.15 Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from, and generally engage in any kind of business with the Borrowers as though the Agent were not the Agent hereunder. With respect to any Loan made or renewed by it, and any Notes issued to it, the Agent shall have the same duties, rights and powers under the Financing Documents as any Lender and may exercise the same as though it were not the Agent and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.


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



     SECTION 11.16 Removal of Agent. The Agent, or any successor Agent, may be removed for "cause" (as hereinafter defined) upon at least thirty (30) days prior written notice to such Agent and the Borrowers by the Lenders together holding seventy-five percent (75.0%) or more of the aggregate shares of the Loan of all Lenders, after deducting the share of the Loan of the Agent in its individual Lender capacity. For purpose of this Section, the term "cause" shall mean a material breach by the Agent, or any successor Agent, of its obligations and duties to the Lenders hereunder. Any notice of removal shall set forth the specific reasons constituting such removal. Such removal shall be effective upon the appointment of a successor Agent and the acceptance of such appointment in accordance with Section 11.17 hereof. All costs of removing an Agent and appointing a successor shall be borne by the Lenders.

     SECTION 11.17 Successor Agent. The Lenders shall appoint one of the Lenders to succeed the Agent or any successor Agent removed pursuant to Section 11.16 hereof, and the successor Agent so appointed shall execute and deliver to its predecessor, the Lenders, and the Borrowers an instrument in writing accepting such appointment and assuming all of the obligations and liabilities of the Agent for the Lenders under the Financing Documents, and thereupon such successor Agent, without any further act, deed or conveyance, shall become fully vested with all the properties, rights, duties and obligations of its predecessor Agent. The predecessor Agent shall deliver to its successor Agent forthwith all collateral security, documents, and moneys, if any, held by it as Agent for the Lenders, whereupon such predecessor Agent shall be discharged from its duties and obligations as Agent for the Lenders under this Agreement; provided, however, that it shall not be relieved of any liabilities incurred or arising prior to the effective date of such removal or arising out of its agency.

     SECTION 11.18 Action by Lenders. Wherever the mutual consent, approval or agreement of the Required Lenders or all of the Lenders is required by the provisions hereof, each of the Lenders agrees to use its best efforts to act reasonably under the circumstances and, if reasonably possible under the circumstances, to act in concert with the other.

     SECTION 11.19 Benefits. None of the provisions contained in this Article are intended to benefit the Borrowers or any Person other than the Lenders and the Agent; provided, however, such provisions are binding upon the Borrowers. Accordingly, neither the Borrowers nor any Person other than one of the Lenders and the Agent shall be entitled to rely upon or to raise as a defense the failure of the Agent or one of the Lenders to comply with the provisions of this Article.

     SECTION 11.20 Participations. Each of the Lenders shall have the right to grant participations in the Obligations held by it to others at any time and from time to time in minimum increments of One Million Dollars ($1,000,000), and such Lender may divulge to any such participant or potential participant all information, reports, financial statements and documents obtained in connection with this Agreement, any Notes and any of the other Financing Documents or otherwise.


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



XII. MISCELLANEOUS

     SECTION 12.1 Notices. All notices, certificates or other communications hereunder shall be deemed given when delivered by hand or courier, or three (3) days after the date when mailed by certified mail, postage prepaid, return receipt requested, addressed as follows:

         if to the Agent
         and the Lenders:           NATIONSBANK, N.A.
                                    6610 Rockledge Drive
                                    Bethesda, Maryland 20817
                                    Attn: Barbara P. Levy, Senior Vice President

         if to the Borrowers:       c/o FTI CONSULTING, INC.
                                    2021 Research Drive
                                    Annapolis, Maryland 21401
                                    Attn: Mr. Jack B. Dunn, IV, Chairman
                                            and Chief Financial Officer

     SECTION 12.2 Consents and Approvals. If any consent, approval, or authorization of any state, municipal or other governmental department, agency or authority or of any person, or any person, corporation, partnership or other entity having any interest therein, should be necessary to effectuate any sale or other disposition of the Collateral, each Borrower agrees to execute all such applications and other instruments, and to take all other action, as may be required in connection with securing any such consent, approval or authorization.

     SECTION 12.3 Remedies, etc. Cumulative. Each right, power and remedy of the Agent as provided for in this Agreement or in any of the other Financing Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Agreement or in any of the other Financing Documents or now or hereafter existing at law or in equity, by statute or otherwise, and the exercise or beginning of the exercise by the Agent of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Agent of any or all such other rights, powers or remedies. In order to entitle the Agent to exercise any remedy reserved to it herein, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Agreement.

     SECTION 12.4 No Waiver of Rights by the Agent. No failure or delay by the Agent to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement or of any of the other Financing Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant or agreement or of any such breach or preclude the Agent from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Agreement or under any of the other Financing Documents, the Agent shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Agreement or under any of the other Financing Documents, or to declare a default for failure to effect such prompt payment of any such other amount.

     SECTION 12.5 Entire Agreement. The Financing Documents shall completely and fully supersede all other agreements, both written and oral, including, but not limited to the Original Financing Agreement, between the Agent, the Lenders and the Borrowers relating to the Obligations. Neither the Agent, the Lenders nor the Borrowers shall hereafter have any rights under such prior agreements but shall look solely to the Financing Documents for definition and determination of all of their respective rights, liabilities and responsibilities relating to the Obligations.

     SECTION 12.6 Survival of Agreement; Successors and Assigns. All covenants, agreements, representations and warranties made by the Borrowers herein and in any certificate, in the Financing Documents and in any other instruments or documents delivered pursuant hereto shall survive the making by the Agent and the Lenders of the Loans and the execution and delivery of the Note, and shall continue in full force and effect so long as any of the Obligations are outstanding and unpaid. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Borrower, which are contained in this Agreement shall inure to the benefit of the successors and assigns of the Agent and each Lender, and all covenants, promises and agreements by or on behalf of the Agent which are contained in this Agreement shall inure to the benefit of the permitted successors and permitted assigns of the Borrowers, but this Agreement may not be assigned by the Borrowers without the prior written consent of the Agent.

     SECTION 12.7 Expenses. The Borrowers jointly and severally agree to pay all out-of-pocket expenses of the Agent (including the reasonable fees and expenses of its legal counsel) in connection with the preparation of this Agreement, the recordation of all financing statements and such other instruments as may be required by the Agent at the time of, or subsequent to, the execution of this Agreement to secure the Obligations (including any and all recordation tax and other costs and taxes incident to recording), the enforcement of any provision of this Agreement and the collection of the Obligations. The Borrowers jointly and severally agree to indemnify and save harmless the Agent and each Lender for any liability resulting from the failure to pay any required recordation tax, transfer taxes, recording costs or any other expenses incurred by the Agent in connection with the Obligations. The provisions of this Section shall survive the execution and delivery of this Agreement and the repayment of the Obligations. The Borrowers further jointly and severally agree to reimburse the Agent and each Lender upon demand for all out-of-pocket expenses (including reasonable attorneys' fees and legal expenses) incurred by the Agent and each Lender in enforcing any of the Obligations or any security therefor, which agreement shall survive the termination of this Agreement and the repayment of the Obligations.

     SECTION 12.8 Counterparts. This Agreement may be executed in any number of counterparts all of which together shall constitute a single instrument.

     SECTION 12.9 Governing Law. This Agreement and all of the other Financing Documents shall be governed by, and construed in accordance with the laws of the State of Maryland.

     SECTION 12.10 Modifications. No modification or waiver of any provision of this Agreement or of any of the other Financing Documents, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Borrower in any case shall entitle any Borrower to any other or further notice or demand in the same, similar or other circumstance.

     SECTION 12.11 Illegality. If fulfillment of any provision hereof or any transaction related hereto or to any of the other Financing Documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provisions herein contained other than the provisions hereof pertaining to repayment of the Obligations operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision only shall be void, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect; and if such provision pertains to repayment of the Obligations, then, at the option of the Agent, all of the Obligations of the Borrowers to the Agent and each Lender shall become immediately due and payable.

     SECTION 12.12 Extension of Maturity. Should the principal of or interest on the Notes become due and payable on other than a Banking Day, the maturity thereof shall be extended to the next succeeding Banking Day and in the case of principal, interest shall be payable thereon at the rate per annum specified in the Notes during such extension.

     SECTION 12.13 Gender, etc. Whenever used herein, the singular number shall include the plural, the plural the singular and the use of the masculine, feminine or neuter gender shall include all genders.

     SECTION 12.14 Headings. The headings in this Agreement are for convenience only and shall not limit or otherwise affect any of the terms hereof.

     SECTION 12.15 Liability of the Agent. The Borrowers each hereby agree that the Agent and each of the Lenders shall not be chargeable for any negligence, mistake, act or omission of any accountant, examiner, agency or attorney employed by the Agent or any Lender (except for the willful misconduct or gross negligence of any Person employed by the Agent or any Lender) in making examinations, investigations or collections, or otherwise in perfecting, maintaining, protecting or realizing upon any lien or security interest or any other interest in the Collateral or other security for the Obligations.

     SECTION 12.16. Joint and Several Liability. Each of the Borrowers shall be jointly and severally liable for the payment of the Obligations as and when due and payable in accordance with the provisions of this Agreement, the Notes and/or the other Financing Documents. The term "Borrowers" whenever used herein shall include each Borrower, individually and jointly, and the Agent (with the necessary approval of the Lenders as herein required) may (without notice to or consent of any or all of the Borrowers and with or without consideration)
release, compromise, settle with, and proceed against any or all of the Borrowers and any Collateral given by such Borrower without affecting, impairing, lessening and releasing the obligations of the other Borrowers hereunder.



                         [SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties hereto have signed and sealed this Agreement on the day and year first above written.

                                       Company:

WITNESS OR ATTEST:                     FTI CONSULTING, INC.

                                       By:                                (Seal)
-------------------------------           --------------------------------
                                          Name:
                                          Title:


                                       Subsidiaries:

WITNESS OR ATTEST:                     TEKLICON, INC.

                                       By:                                (Seal)
-------------------------------           --------------------------------
                                          Name:
                                          Title:


WITNESS OR ATTEST:                     L.W.G., INC.

                                       By:                                (Seal)
-------------------------------           --------------------------------
                                          Name:
                                          Title:


WITNESS OR ATTEST:                     KLICK, KENT & ALLEN, INC.

                                       By:                                (Seal)
-------------------------------           --------------------------------
                                          Name:
                                          Title:

WITNESS OR ATTEST:                     S.E.A., INC.

                                       By:                                (Seal)
-------------------------------           --------------------------------
                                          Name:
                                          Title:


WITNESS OR ATTEST:                     KAHN CONSULTING, INC.

                                       By:                                (Seal)
-------------------------------           --------------------------------
                                          Name:
                                          Title:


WITNESS OR ATTEST:                     KCI MANAGEMENT CORP.

                                       By:                                (Seal)
-------------------------------           --------------------------------
                                          Name:
                                          Title:


WITNESS: NATIONSBANK, N.A. , as Agent and for itself as a lender

                                       By:                                (Seal)
-------------------------------           --------------------------------
                                          Barbara P. Levy
                                          Senior Vice President

                                    EXHIBITS

A.   Note

B.   Places of Business

C.   Liens on Collateral

D.   Swing Line Note

E.   Places to Record Financing Statements

SCHEDULES


5.7  Changes in Financial Condition

5.19 Business Names

                                                         EXHIBIT B

                                                       PLACES OF BUSINESS

The Company's Chief Executive Office is:

                            2021 Research Drive
                            Annapolis, Maryland 21401


Subsidiaries' Chief Executive Offices are:


The Company and Subsidiaries have other places of business at the following addresses:


The Collateral is located at the following addresses:

                            2021 Research Drive
                            Annapolis, Maryland 21401

                                    EXHIBIT C

                               LIENS ON COLLATERAL

SCHEDULE 5.7

SCHEDULE 5.19